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                                                                    Exhibit 10.3

                          MARKETING ALLIANCE AGREEMENT


      MARKETING ALLIANCE AGREEMENT dated as of March 20, 2001 among CANADIAN IMPERIAL BANK OF COMMERCE, a bank formed under the laws of Canada (the "Bank"), and NATIONAL DATA PAYMENT SYSTEMS, INC., a New York corporation ("NDPS"), GLOBAL PAYMENTS CANADA INC. an Ontario corporation ("GPI CANADA") and GLOBAL PAYMENTS INC. a Georgia corporation ("GLOBAL PAYMENTS") as the guarantor of NDPS' and GPI Canada's obligations hereunder, as described on the last page of this Agreement.

      WHEREAS, the Bank and NDPS (and National Data Corporation and Global Payments as the guarantors of NDPS' obligations) entered into an Asset Purchase Agreement dated November 9, 2000 (the "ASSET PURCHASE AGREEMENT"), pursuant to which the Bank agreed to sell to NDPS the Assets Sold (as defined therein);

      WHEREAS, the parties have each agreed to undertake or cause to be undertaken certain activities with respect to the Merchant Business;

      WHEREAS, it was a condition to the consummation of the transactions provided for in the Asset Purchase Agreement that the Bank and NDPS enter into this Marketing Alliance Agreement;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Bank and NDPS agree as follows:

SECTION 1.    DEFINITIONS AND INTERPRETATION

SECTION 1.1 CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

      "ACCOUNT FEES" has the meaning set forth in Section 5.2.

      "ADVISORS" means, with respect to a Person, the Person's employees, agents, professional advisors and consultants and "ADVISOR" means any one of them.

      "AFFILIATES" means, with respect to the Person specified, a Person that Controls or is Controlled by, or is under common Control with, the Person specified.

      "AGGREGATE TRANSACTION VOLUME" has the meaning set forth in Section
8.3(e).

      "AMICUS" has the meaning set forth in Section 8.3(b).

      "ARBITRATION" has the meaning set forth in Section 22.5.

      "ARBITRATION ACT" has the meaning set forth in Section 22.5.

      "ASSET PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

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      "ASSIGNED MERCHANT AGREEMENTS" means the Existing Merchant Agreements (but not the Excluded Merchant Agreements).

      "ASSOCIATION RULES" means the rules and regulations established from time to time by a Credit Card Association or Network Organization.

      "BANK DATA" means all data and information, including, but not limited to, personal information, account balance information, facts, records, business data tapes and documents, relating to the Bank's businesses (other than the Merchant Business or information which has otherwise been disclosed by a Merchant or a customer to NDPS and/or GPI Canada directly or is available in the public domain).

      "BANK DEFAULT" has the meaning set forth in Section 14.2.

      "BANK MARKS" means the Bank's trade name and trade-marks specifically identified in the Trademark Licence Agreement.

      "BANK SERVICE LOCATION" means any location where the Bank performs Bank Services.

      "BANK SERVICES" means the services to be provided by, and all other obligations of, the Bank expressly provided for in this Agreement in fulfilment of obligations under the Merchant Agreements, including the Transition Services for so long as, and to the extent that, they are provided under the Transition Agreement.

      "BANK'S U.S. ICAS/BINS" has the meaning set forth in Section 8.3(b).

      "BIN" means a Bank Identification Number used in connection with Credit Card Transactions, as described in greater detail in the applicable Association Rules.

      "BIN REPORTING" has the meaning set forth in Section 8.2.

      "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banking institutions located in Toronto, Ontario, St. Louis, Missouri or Atlanta, Georgia are authorized by law or other governmental action to be closed.

      "BUSINESS RECOVERY PLANS" means, as the case may be, NDPS' and/or GPI Canada's business recovery procedures with respect to the Merchant Business to be implemented by NDPS and GPI Canada pursuant to the conditions imposed by the Office of the Superintendent of Financial Institutions in its conditional order permitting NDPS to process data relating to the Merchant Business from a location outside Canada, and under the Transition Agreement, such procedures may be updated and modified from time to time in accordance with the terms of this Agreement, and the Bank's business recovery procedures with respect to the Bank Services, as such procedures may be modified from time to time in accordance with the terms of this Agreement.

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      "CANADIAN FINANCIAL INSTITUTION" has the meaning set forth in the Asset
Purchase Agreement.

      "CARD TRANSACTIONS" means Credit Card Transactions and Debit Card Transactions.

      "CHAIR" has the meaning ascribed thereto in Section 22.5.

      "CHARGEBACK" has the meaning, with respect to VISA, specified in the VISA Rules and, with respect to any other Credit Card Association or Network Organization, has the meaning given to the equivalent term under the applicable Association Rules.

      "CIBC SYSTEM" has the meaning set forth in Section 10.5.

      "CLEARING SYSTEM RULES" means, for a Clearing System, the rules and regulations established from time to time relating to the use and operation of the Clearing System.

      "CLEARING SYSTEM" means the relevant payment system, such as the Canadian Payments Association, used to effect payments for Card Transactions.

      "CLIENT RELATIONS REPRESENTATIVE" has the meaning set forth in Section
15.1.

      "COMMERCIALLY REASONABLE EFFORTS" means the efforts that a prudent person who desires to complete a transaction or other action would use in similar circumstances to ensure that a closing or other result occurs as expeditiously as possible without the necessity of assuming any material obligations or paying any material amounts to an unrelated third party.

      "CONTROL" exists when a Person owns beneficially, directly or indirectly, more than 50% of another Person's outstanding voting securities or where a Person has the ability to elect a majority of the directors of another Person;

      "CREDIT CARD" means a credit card or Off-Line Debit Card bearing the symbol of a Credit Card Association which is accepted by a Merchant pursuant to the terms of a Merchant Agreement, and in respect of which Credit Card Transactions are cleared and settled through the Credit Card Interchange System.

      "CREDIT CARD ASSOCIATIONS" means VISA U.S.A., Inc., VISA Canada Inc., the Canadian MasterCard entity, if any, MasterCard USA, Inc., Visa International, Inc., MasterCard International, Inc. or any other association that the parties may agree upon from time to time and any successor organization or association of any of them.

      "CREDIT CARD CLEARING DATE" means the date the Credit Card Association receives the information relating to a Card Transaction from NDPS or its Merchant Accounting Processor.

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      "CREDIT CARD INTERCHANGE SYSTEM" means a system of clearing and settling
Credit Card Transactions established by a Credit Card Association.

      "CREDIT CARD TRANSACTION" means an electronic or documentary transaction involving a Merchant pursuant to which the method of payment is by Credit Card.

      "CREDIT CARD TRANSACTION RECORDS" means the electronic or documentary files relating to Credit Card Transactions.

      "CREDIT FACILITY" has the meaning set forth in the Asset Purchase
Agreement.

      "CREDIT LOSS" means a loss resulting from the failure by a Merchant to pay amounts owed by it under a Merchant Agreement, other than amounts owed by reason of a Chargeback.

      "DEBIT CARD" means an on-line debit card, bearing the symbol of a Network Organization, which is accepted by a Merchant pursuant to the terms of a Merchant Agreement and in respect of which Debit Card Transactions are cleared and settled through the Bank in accordance with the procedures established by the applicable Network Organization.

      "DEBIT CARD TRANSACTION" means an electronic transaction involving a Merchant pursuant to which the method of payment is by Debit Card.

      "DEBT CARD TRANSACTION RECORDS" means the electronic or documentary files relating to a Debit Card Transaction.

      "DISPUTE" has the meaning set forth in Section 22.1.

      "EFT" means an electronic funds transfer.

      "EMERGENCY" has the meaning set forth in Section 2.7.

      "EXCLUDED MERCHANT AGREEMENTS" has the meaning given to such term in the Asset Purchase Agreement.

      "EXISTING MERCHANT AGREEMENT" means an agreement, whether oral or written, dated before the date of this agreement and in effect on the date hereof between the Bank and a merchant pursuant to which the Merchant undertakes to honour Cards, to deposit Card Transaction records with the Bank and to settle with the Bank for Card Transactions with the Bank and the Bank agrees to provide such other related services as may be set forth in such agreement and a merchant member agreement, an instant payment service agreement, a terminal authorization and draft deposit service agreement, an instant payment merchant agreement, a guaranteed reservation service agreement, a merchant

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tape deposit service agreement, a telephone and mail order agreement, a merchant agreement acceptance form, and applications for merchant service.

      "FORCE MAJEURE EVENT" has the meaning set forth in Section 12.2.

      "FOREIGN INTERCHANGE AMOUNT" has the meaning set forth in Section 7.3(a).

      "FOREIGN INTERCHANGE NOTICE" has the meaning set forth in Section 7.3(c).

      "FOREIGN TRANSACTIONS" has the meaning set forth in Section 7.3(a).

      "GOVERNMENTAL ENTITY" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, whether domestic or foreign (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

      "ICA" means the identification or account number used by a member of a Credit Card Association in connection with certain Credit Card Transactions, as described in greater detail in the applicable Association Rules.

      "INDEMNITEE" has the meaning set forth in Section 20.1.

      "INDEMNITOR" has the meaning set forth in Section 20.1.

      "INDEPENDENT SALES ORGANIZATION" means a non-Affiliated sales organization that may refer merchants to NDPS in connection with the Merchant Business.

      "INTERAC" means Interac Association.

      "INTERCHANGE FEE" means a fee payable to the applicable Credit Card Association (part of which is payable to the applicable Credit Card issuer) in respect of a Credit Card Transaction.

      "INITIATING PARTY" has the meaning set forth in Section 22.2.

      "ISSUING ACCOUNT" means an account maintained by the Bank for the purposes of clearing Credit Card Transactions in respect of which the cardholder making the transaction uses a Credit Card issued by the Bank and the Merchant maintains a Merchant Depository Account at the Bank.

      "JOINT DIRECTOR COMMITTEE" means a committee comprised of two directors of Global Payments nominated by the Bank (or if the Bank has not nominated two directors, then the members of the Bank on the Committee shall be the remaining director if any, of

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Global Payments,  and an officer or officers of the Bank designated by the Bank)
and two directors of Global Payments Inc. designated by NDPS.


      "KEY ACCOUNTS" has the meaning set forth in Section 2.7.

      "KEY ACCOUNT NOTICE" has the meaning set forth in Section 2.7.

      "LAWS" means all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, ruling or awards, guidelines, standards, policies and procedures enacted by a regulatory body or pursuant to statutory authority or requirement and general principles of common and civil law and equity, binding on the Person referred to in the context in which the word is used.

      "LEGAL CHANGE" has the meaning set forth is Section 9.2.

      "LOSSES" has the meaning set forth in Section 20.1.

      "MASTERCARD" means, as applicable, the Canadian MasterCard entity, if any, MasterCard International, Inc., MasterCard USA, Inc. and their respective successor organizations.

      "MASTERCARD CARD" means a Credit Card bearing the symbol of MasterCard, Credit Card Transactions in respect of which are cleared and settled through the MasterCard Credit Card Interchange System.

      "MASTERCARD RULES" means the rules and regulations established by MasterCard.

      "MERCHANT" means any Person (other than the Bank or NDPS and/or GPI Canada) that is a party to a Merchant Agreement.

      "MERCHANT ACCOUNTING PROCESSOR" means a processor designated by NDPS from time to time to perform data processing relating to Credit Card Transactions.

      "MERCHANT AGREEMENTS" means the Assigned Merchant Agreements and the New Merchant Agreements.

      "MERCHANT BUSINESS" has the meaning set forth in the Asset Purchase Agreement.

      "MERCHANT DEPOSITORY ACCOUNT" means a current account maintained by a Merchant with the Bank or another financial institution for the purposes of receiving funds in connection with Card Transactions and making payments of amounts owing by the Merchant under the applicable Merchant Agreement.

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      "MERCHANT PROCESSING SERVICES" means the products and services offered as part of the Merchant Business.

      "MERCHANT'S EDGE PROGRAM" means the program between the Bank and National Bank of Canada (or any other Canadian MasterCard issuer) in association with the trade-mark "Merchant's Edge" under which Merchants may receive same day value and next Business Day access to deposits for their VISA and MasterCard sales.

      "NDPS ACCOUNT" has the meaning set forth in Section 5.1(c).

      "NDPS DEFAULT" has the meaning set forth in Section 14.3.

      "NDPS DATA" shall mean all information relating to the business of NDPS and its Affiliates including, without limitation, the Merchant Business (including, without limitation, information regarding the identity of the Merchants as customers of the Merchant Business, rate information, services provided to Merchants and processing volumes) and the Assets Sold (as defined in the Asset Purchase Agreement) (other than information which has otherwise been disclosed by a Merchant or a customer to the Bank directly or is available in the public domain).

      "NDPS SERVICES" means (i) all services to be provided to Merchants by, and all other obligations of, the Bank under or in respect of the Assigned Merchant Agreements except for the Transition Services (only for so long as and to the extent that they are to be provided under the Transition Agreement) and except for the Bank Services, (ii) all services to be provided by, and all other obligations of, NDPS and/or GPI Canada under the New Merchant Agreements, and
(iii) the services and obligations of NDPS and/or GPI Canada expressly provided for in this Agreement.

      "NDPS SERVICE LOCATION" means any location where NDPS and/or GPI Canada performs any NDPS Services.

      "NDPS USER'S FEE" has the meaning set forth in Section 8.3(e).

      "NETWORK ORGANIZATION" means the Interac Association or any legal successor organization.

      "NEW MERCHANT AGREEMENTS" has the meaning set forth in Section 2.5(a)

      "OFF-LINE DEBIT CARD" means a payment card bearing the name of a Credit Card Association which is settled through the Credit Card Interchange System but the charges are debited from the cardholder's account by the issuer rather than being billed pursuant to a monthly statement.

      "ON US CASH ADVANCES" has the meaning set forth in Section 4.1(h).

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      "OPERATIVE DOCUMENTS" means, collectively, the Asset Purchase Agreement, the Stock Purchase Agreement, this Agreement, the Transition Agreement, the Trademark Licence Agreement, the Investor Rights Agreement, the Credit Facility and the General Conveyance Agreement (all as referred to in the Asset Purchase Agreement).

      "ORDINARY COURSE" means, with respect to an action taken by a Person in respect of a business, that such action is consistent with the past practices of the Person and is taken in the ordinary course of operations of the Person relating to that business.

      "ORIGINATE" means the transmission of a file to a Clearing System for the purposes of effecting an EFT.

      "PAPER PROCESSING VENDOR" means the entity that NDPS designates to receive documentary records relating to Card Transactions and that is responsible for entering the relevant information concerning such transactions into an electronic format.

      "PERSON" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity.

      "PRIVACY POLICIES AND PROCEDURES" means the privacy policies and procedures attached as SCHEDULE 11.6, as such procedures may from time to time be modified by the Bank, acting reasonably.

      "RESERVE ACCOUNT" has the meaning set forth in Section 7.1(c).

      "SECURITY POLICIES AND PROCEDURES" means the security policies and procedures of NDPS set out on SCHEDULE 10.3(A), and of the Bank set out on SCHEDULE10.3(B), relating to the Merchant Business, as such policies may be modified from time to time in accordance with the provisions hereof.

      "SERVICE LEVELS" means the services levels in respect of the Services set forth in SCHEDULE 3.

      "SERVICE LOCATIONS" means, collectively, the Bank Service Locations and the NDPS Service Locations.

      "SERVICES" means, collectively, the NDPS Services and the Bank Services.

      "SETTLEMENT" means the settlement of funds through a Credit Card Interchange System or Network Organization.

      "SETTLEMENT ACCOUNTS" has the meaning set forth in Section 5.1(a).

      "SHORTFALL" means any shortfall in funds in the applicable Settlement Account in respect of the Bank's reimbursement rights described in Sections 4.1(f) and 4.2(e).

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      "STATEMENT OF DISPUTE" has the meaning set forth in Section 22.5.

      "SUBSIDIARY" has the meaning given to such term in the Business Corporations Act (Ontario).

      "TERRITORY" means the United States (and all of its territories) and Canada.

      "THIRD PARTY ASSIGNEE" has the means set forth in Section 2.2(b).

      "TRADEMARK LICENCE AGREEMENT" means the trademark licence agreement dated the date hereof between the Bank, NDPS and GPI Canada.

      "TRANSITION AGREEMENT" means the agreement dated the date hereof between the Bank, NDPS, GPI Canada and Global Payments (as the guarantors of NDPS' and GPI Canada's obligations thereunder) by which the Bank is required to provide certain services in support of the Merchant Business during the Transition Period.

      "TRANSITION PERIOD" has the meaning set forth in the Transition Agreement.

      "U.S. BINS AGREEMENT" has the meaning set forth in Section 8.3(b).

      "VISA" means, as applicable, VISA U.S.A., Inc., VISA Canada Inc. or Visa International, Inc. or any successor organization of any of them.

      "VISA CARD" means a Credit Card bearing the symbol of VISA, Credit Card Transactions in respect of which are cleared and settled through the VISA Credit Card Interchange System.

      "VISA RULES" means the applicable rules and regulations established from time to time by VISA.

SECTION 1.2 HEADINGS AND TABLE OF CONTENTS. The division of this Agreement into Sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

SECTION 1.3 NUMBER AND GENDER. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

SECTION 1.4 PERFORMANCE ON BUSINESS DAYS. Except as expressly provided for herein, if any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

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SECTION 1.5 REFERENCES. Any reference in this Agreement to any Law, Association
Rule or Clearing System Rule shall, unless otherwise expressly stated, be deemed to be a reference to such Law, Association Rule or Clearing System Rule as amended, restated or re-enacted from time to time.

SECTION 1.6 SECTION AND SCHEDULE REFERENCES. Unless the context requires otherwise, references in this Agreement to Sections or Schedules are to Sections or Schedules of this Agreement. The Schedules to this Agreement form part of this Agreement and are as follows:

SCHEDULES

Schedule 2.5            New Merchant Agreements
Schedule 2.7      -     Key Accounts
Schedule 3        -     Service Levels
Schedule 7.2      -     Chargebacks and Credit Losses on Certain Accounts
Schedule 10.3(a)  -     NDPS Security Policies and Procedures
Schedule 10.3(b)  -     Bank Security Policies and Procedures
Schedule 11.6     -     Bank Privacy Policies and Procedures
Schedule 15       -     Initial Client Relations Representatives


SECTION 1.7 PARTIES. GPI Canada is a party to this Agreement for the purposes of exercising such rights and fulfilling such obligations that relate to the performance of the business of acquiring and leasing point-of-sale terminals to Merchants and acting as an independent sales organization to the extent that such activities relate to the conduct of the Merchant Business, and all references to "NDPS and/or GPI Canada" herein shall be interpreted to mean the relevant party as the context requires, provided that NDPS guarantees the obligations of GPI Canada in accordance with the provisions of the last page of this Agreement.

SECTION 2.  MERCHANT AGREEMENTS

SECTION 2.1 ASSIGNED MERCHANT AGREEMENTS. The parties acknowledge that pursuant to Section 2.1(a) of the Asset Purchase Agreement, the Bank has effected an equitable assignment to NDPS of all of the Bank's rights under the Assigned Merchant Agreements (it being further acknowledged that the Bank is continuing as a party to the Assigned Merchant Agreements). Notwithstanding the foregoing, the parties acknowledge that NDPS has the absolute right, by giving notice to the applicable Merchants, to cause the equitable assignment described above to be converted into a legal assignment of such rights. The parties also confirm their intention that NDPS' and GPI Canada's covenant in Section 3.1 to provide the NDPS Services will result in NDPS and/or GPI Canada assuming and performing all of the Bank's obligations under the Assigned Merchant Agreements (except for the Bank Services) without affecting the Bank's contractual obligations to Merchants pursuant to the Assigned Merchant Agreements.

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SECTION 2.2 FURTHER ASSIGNMENT OF RIGHTS UNDER MERCHANT AGREEMENTS DURING THE
TERM.

     (a) Subject to Section 2.2(b), and separate and apart from NDPS' right to cause the equitable assignment of the Bank's rights under the Assigned Merchant Agreements to be converted into a legal assignment of such rights as described in Section 2.1, the Bank hereby grants to NDPS an irrevocable right to require the Bank, during the term of this Agreement, on notice from NDPS, to assign to NDPS or to any other Person all but not less than all of the Bank's interest in some or all of the Merchant Agreements in effect on the effective date of the notice and all of the obligations of the Bank thereunder. Neither the Bank nor NDPS makes any representation or warranty as to the legal effect of such assignment and neither party shall have liability to the other for any Losses incurred by the other party as a result of the assignment, including any Losses resulting from a termination of any Merchant Agreements by Merchants.

     (b) The assignment referred to in Section 2.2(a) shall be subject to the following conditions:

          (i) an assignee other than NDPS or an Affiliate of NDPS (a "THIRD PARTY ASSIGNEE") shall not be permitted to use the Bank Marks without the written consent of the Bank;

          (ii) the Bank shall have the right to cause NDPS or such Third Party Assignee to notify each affected Merchant that the Bank is no longer a party to such Merchant Agreements and to cause NDPS or such Third Party Assignee to convert such Merchants from the Bank's ICA/BINs, unless NDPS has caused the Bank to assign the ICA/BINs to such Third Party Assignee or other designee pursuant to Section 8.3(b);

          (iii) if the Bank elects to pursue its right under clause (ii), upon the effective date of the assignment, NDPS and the Bank agree that, (A) as between the Bank and such Third Party Assignee, the Bank shall have no further obligations or liabilities in respect of the Merchant Agreements (including to provide any Bank Services) and (B) NDPS or such Third Party Assignee and NDPS shall be deemed to have assumed and agreed thereafter to pay and discharge when due, and to indemnify and hold the Bank harmless with respect to, all such obligations and liabilities except for any obligations and liabilities of the Bank that relate to events (including sales transactions) occurring up to the effective time of such assignment or arising out of claims against the Bank by any party other than NDPS, any Affiliate of NDPS or any Third Party Assignee, who challenges the legal validity of any such assignment.

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SECTION 2.3 FURTHER ASSIGNMENT OF RIGHTS UNDER ASSIGNED MERCHANT AGREEMENTS UPON
THE EXPIRY OF THE TERM.


     (a) Subject to Section 2.3(c), upon the expiry or termination of this Agreement, the Bank shall be deemed to have assigned to NDPS, and NDPS shall be deemed to have assumed, without any further action required by either of them, all but not less than all of the Bank's continuing interest (including all of the Bank's obligations and liabilities) in the Assigned Merchant Agreements in effect on the expiry or termination date.

     (b) Neither the Bank nor NDPS makes any representation or warranty as to the legal effect of an assignment under Section 2.3(a) and neither party shall have liability to the other for any Losses incurred by the other party as a result of the assignment, including any Losses resulting from a termination of any Merchant Agreements by Merchants.

     (c) Upon the effective date of the assignment, as between the Bank and NDPS, (i) the Bank shall have no further obligations or liabilities in respect of the Merchant Agreements (including to provide any Bank Services), (ii) NDPS shall notify each Merchant that the Bank is no longer a party to the Merchant Agreements, and NDPS shall be deemed to have assumed and agreed thereafter to pay and discharge when due, and to hold the Bank harmless with respect to, all such obligations and liabilities except for any obligations and liabilities of the Bank that relate to events (including sales transactions) occurring up to the effective time of such assignment or arising out of claims against the Bank by any Person (other than NDPS ) who challenges the legal validity of any such assignment.

SECTION 2.4 TERMINATION, MODIFICATION OF ASSIGNED MERCHANT AGREEMENTS. Subject to the provisions of Section 2.7 with respect to the Key Accounts, NDPS shall have the right to require the Bank to terminate or modify any of the Assigned Merchant Agreements (including but not limited to the increase of fees or discounts charged to Merchants) to the extent permissible thereunder in a manner consistent with the Ordinary Course of NDPS' and/or GPI Canada's business, provided that no modification to an Assigned Merchant Agreement may be effected without the prior written consent of the Bank if the modification would reasonably be expected to materially adversely affect the Bank's obligations thereunder (which are not being performed or assumed by NDPS and/or GPI Canada), or risks or costs arising therefrom, including with respect to Transition Services or Bank Services. Subject to the provisions of Section 2.7, NDPS and/or GPI Canada has the right to compel the Bank to be a party of legal proceedings involving merchants under Assigned Merchant Agreements.

SECTION 2.5 NEW THREE PARTY MERCHANT AGREEMENTS.

     (a) The parties agree to use their Commercially Reasonable Efforts to attempt to enter into new written agreements with Merchants (to replace any

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

         Assigned Merchant Agreement) substantially in the form attached as
         SCHEDULE 2.5 pursuant to which each of NDPS and the Bank shall be contracting parties with Merchants and shall be jointly and severally obligated to perform the services thereunder (the "NEW MERCHANT AGREEMENTS") within (i) three years from the date hereof as to Merchants listed on SCHEDULE 7.2, and (ii) five years from the date hereof as to Merchants other than those listed on SCHEDULE 7.2. Notwithstanding the form of SCHEDULE 2.5, NDPS and/or GPI Canada agrees to act diligently and in a commercially reasonable manner in negotiating a New Merchant Agreement with the Merchants listed on
         SCHEDULE 7.2. The parties acknowledge that, as to Merchants other than those Merchants listed on SCHEDULE 7.2, NDPS and/or GPI Canada shall be deemed to have used Commercially Reasonable Efforts if it mails a new form of agreement to such Merchants without regard to the effectiveness of such actions. In addition, all Merchant Agreements for new Merchants from and after the Closing shall be substantially in the form of the New Merchant Agreements. The parties agree that services under New Merchant Agreements shall be performed for Merchants in accordance with the provisions of this Agreement, namely, the Bank shall perform the Bank Services and NDPS and/or GPI Canada shall perform the NDPS Services. The parties agree that the process of converting to New Merchant Agreements from the Assigned Merchant Agreements shall commence with the Merchants listed on SCHEDULE 7.2.

     (b) If NDPS desires the Bank to assign any rights it may have under any of the Merchant Agreements by virtue of the fact that the Bank remains a party to such contracts solely to comply with the Association Rules (if applicable), the Bank shall enter into an assignment agreement with an assignee designated by NDPS within a reasonable time after request whereby such assignee shall assume all of the Bank's obligations and liabilities under such Merchant Agreements as to transactions with a Credit Card Clearing Date occurring after the effective date of such assignment.

     (c) The parties acknowledge that NDPS and GPI Canada intend to operate all aspects of the Merchant Business in Canada relating to the sale and/or leasing of point-of-sale terminals and related equipment and services through GPI Canada, and in connection therewith, NDPS has transferred to GPI Canada all of its rights and interests in all point-of-sale related assets purchased from the Bank pursuant to the Asset Purchase Agreement. Accordingly, the parties acknowledge that GPI Canada will enter into separate agreements with Merchants relating to the sale and/or leasing of point-of-sale terminals and related equipment and services. The Parties agree that, subject to the provisions of the Trademark Licence Agreement, (in consideration for GPI being permitted to provide any of the NDPS Services), GPI Canada shall use the Bank Marks in connection with the sale and/or leasing of point-of-sale terminals and related equipment and services for Merchants. GPI Canada shall ensure that the point-of-sale terminal sale or lease agreements entered into after the Closing Date contain a provision requiring the Merchant to remove the Bank Marks from all equipment used by Merchants that cease to be a party to a Merchant Agreement.


SECTION 2.6 POWER OF ATTORNEY. The Bank hereby grants GPI Canada a continuing power of attorney to execute New Merchant Agreements from time to time on behalf of the Bank provided such New Merchant Agreements are substantially in the form of the agreement attached as SCHEDULE 2.5, as amended by NDPS from time to time with the prior written approval of the Bank, such approval not to be unreasonably withheld.

SECTION 2.7 KEY ACCOUNTS. Attached hereto as SCHEDULE 2.7 is a list of Merchants that the parties acknowledge are significant relationship customers of the Bank (the "KEY ACCOUNTS"). If NDPS and/or GPI Canada desire to cause a Merchant Agreement that relates to a Key Account to be terminated or modified in a material respect or to commence or threaten legal proceedings against a Key Account, NDPS and/or GPI Canada shall first give notice to the Bank's Client Relations Representative of its intention to do so (a "KEY ACCOUNT NOTICE"), which notice shall include a description of NDPS' and/or GPI Canada's proposed course of action and the reasons therefor. A Key Account Notice indicating that NDPS and/or GPI Canada desire either to terminate a Key Account because it reasonably believes that a continuation of the Merchant Agreement may result in losses to NDPS and/or GPI Canada as a result of uncollected Chargebacks or Credit Losses or that NDPS and/or GPI Canada intends to seek injunctive relief against the Key Account shall be considered an "EMERGENCY". The Bank must respond to an Emergency on the same Business Day as the Key Account Notice is delivered, if the Key Account Notice is delivered by 12:00 p.m., or the next Business Day, if delivered after 12:00 p.m. If the Key Account Notice does not relate to an Emergency, the Bank shall have five (5) Business Days after delivery of the Key Account Notice to respond. If the Bank responds to NDPS and/or GPI Canada within the applicable response time that it wishes to become involved in the proposed action involving a Key Account with a view to avoiding or preventing the proposed termination or legal proceeding or otherwise addressing the issues set forth in the Key Account Notice, or the Bank and NDPS and/or GPI Canada shall negotiate in good faith to ensure that a mutually agreeable solution is reached as soon as reasonably possible. In the event that
(i) the Bank does not respond to the Key Account Notice within the applicable response time, or (ii) the parties are unable to agree upon a solution (A) on the same Business Day, in the case of an Emergency (or the next Business Day, if the Key Account Notice is delivered after 12:00 p.m.), or (B) within five (5) Business Days after the Bank has responded to any other Key Account Notice, NDPS and/or GPI Canada shall be permitted to proceed with the course of action proposed in the Key Account Notice. Notwithstanding the provisions of this
Section 2.7, NDPS and/or GPI Canada agrees that it shall not cause a Merchant Agreement in respect of a Key Account to be modified in respect of fees charged to such Merchants for a period of six months from the date of this Agreement.

SECTION 3.  SERVICES

SECTION 3.1 NDPS SERVICES. During the term of this Agreement NDPS and/or GPI Canada shall furnish the NDPS Services in respect of all Merchant Agreements and shall use its Commercially Reasonable Efforts to meet the applicable Service Levels.

SECTION 3.2 BANK SERVICES. During the term of this Agreement the Bank shall furnish the Bank Services in respect of all Merchant Agreements and shall use its Commercially Reasonable Efforts to meet the applicable Service Levels.

SECTION 3.3 LICENCES AND PERMITS. Each party shall be responsible for ensuring compliance with all applicable Laws, Association Rules and Clearing System Rules, including any service levels established thereunder, and obtaining and complying with the terms and conditions of all licences and permits required by Law, Association Rules and Clearing System Rules with respect to the Services to be performed by it or by third parties on its behalf and shall pay all fees, costs and expenses and assume all other obligations associated therewith. NDPS and/or GPI Canada shall be responsible for and shall pay all fines and penalties arising from non-compliance by NDPS and/or GPI Canada with any Merchant Agreement, Laws, Association Rules or Clearing System Rules or third party requirements in respect of its delivery of the NDPS Services. Neither NDPS nor GPI Canada shall be responsible for any licences, memberships, sponsorships or permits required to be obtained and/or maintained by the Bank or for any related fees required or incurred in connection with the performance by the Bank of the Bank Services for greater certainty, the Bank shall pay all assessment and membership fees of VISA. The Bank shall be responsible for and shall pay all fines and penalties arising from non-compliance by the Bank with any Merchant Agreement, Laws, Association Rules or Clearing System Rules or third party requirements in respect of its delivery of the Bank Services. The parties acknowledge that the Bank shall not be responsible for any licences or permits or related fees required to be obtained and/or maintained by NDPS and/or GPI Canada.

SECTION 4.  DEPOSIT AND SETTLEMENT PROCEDURES

SECTION 4.1 ACCEPTANCE, DELIVERY, AND SETTLEMENT OF CREDIT CARD TRANSACTION RECORDS.

     (a) NDPS shall accept Credit Card Transaction Records from Merchants in electronic form and shall transmit to the Bank in the Ordinary Course of NDPS' business summary information of the amounts to be posted to the accounts of those Merchants whose Merchant Depository Accounts are maintained with the Bank and the amounts to be included on the file to be sent through the applicable Clearing System with respect to those Merchants whose Merchant Depository Accounts are maintained with other financial institutions.

     (b) The Bank shall accept Credit Card Transaction Records from Merchants in documentary form at branches of the Bank and shall cause such transactions to be sent to the Paper Processing Vendor in the Ordinary Course of the Bank's business. NDPS shall use Commercially Reasonable Efforts to ensure that, once the Paper Processing Vendor has entered the relevant information from the Credit Card Transaction Records in documentary form into an electronic format, the Paper Processing Vendor transmits such transaction records to NDPS, and such records shall be Processed by NDPS in the Ordinary Course of NDPS' business.

     (c) For the duration of the Transition Period, for transactions which are made by cardholders who have been issued Credit Cards by the Bank, the Bank shall credit funds from the Issuing Account (rather than the applicable Settlement Account) to the applicable Merchant Depository Accounts maintained at the Bank by Merchants in respect of Credit Card Transactions in the Ordinary Course of the Bank's business and such transactions shall not be processed through the Credit Card Interchange System. NDPS agrees to pay the Bank any out-of-pocket costs incurred by the Bank as a result of the processing of Credit Card Transactions pursuant to this Section 4.1(c). The Bank shall ensure that the Issuing Account has adequate funds each day to settle the aforementioned "on us" transactions processed that same day;

     (d) Except as provided in Section 4.1(c), the Bank shall credit funds from the applicable Settlement Account or as otherwise provided by NDPS pursuant to the Credit Facility to the Merchant Depository Accounts maintained with it by Merchants in respect of Credit Card Transactions in the Ordinary Course of the Bank's business.

     (e) Upon the receipt of the information described in Section 4.1(a), the Bank shall, in the Ordinary Course of the Bank's business, Originate and transmit to the applicable Clearing System a file specifying the amounts of funds from the applicable Settlement Account or as otherwise provided by NDPS pursuant to the Credit Facility to be credited to Merchants whose Merchant Depository Accounts are maintained with other financial institutions. If permitted by the applicable Laws, Association Rules and Clearing System Rules, and upon the request of NDPS, the Bank shall use Commercially Reasonable Efforts to offer NDPS all reasonable assistance to enable NDPS to itself Originate Card Transactions and perform EFT through the applicable Clearing System, including but not limited to, serving as the Originating financial institution for such transactions. In such event, NDPS agrees to comply with all applicable Laws, Association Rules and Clearing System Rules.

     (f) The parties acknowledge that, from time to time, there may be insufficient funds in the applicable Settlement Account to allow the Bank to credit Merchants' accounts pursuant to Sections 4.1(d) and (e). In such event, the amount of the Shortfall shall be deemed as having been drawn down by NDPS on the date of the Shortfall under the terms of the Credit Facility.

     (g) The parties acknowledge that the Assets Sold (as defined in the Asset Purchase Agreement) include certain point-of-sale terminals and related equipment and software located in the Bank's branches, and that, for a period of six (6) months from the Closing Date, the Bank shall not be required to pay any rent or other payments to NDPS or GPI Canada in respect of such terminals and related equipment and software. After the six (6) month period, management of each of the relevant Bank branches shall have the option of either entering into terminal rental agreements with GPI Canada at a monthly rate of $20.00 per terminal per month or returning such point-of-sale terminals and related equipment and software to GPI Canada.

     (h) The parties acknowledge that the Bank currently processes certain cash advances at its branches for cardholders using Credit Cards issued by the Bank, that such transactions are processed using the point-of-sale terminals described in the preceding paragraph (the "ON US CASH ADVANCES"), that such transactions are not processed through the Credit Card Interchange System, and that no revenue is attributed to the Merchant Business in respect of On Us Cash Advances. The parties acknowledge that the On Us Cash Advances shall continue to be processed on the basis described in the preceding sentence until the earlier of the end of the Transition Period and the date upon which the BINs used by the Bank in connection with the Merchant Business have been segregated from the BINs used by the Bank in connection with the Bank's Credit Card issuing business. The Parties further acknowledge that nothing in this Section 4.1(h) impacts upon the revenues attributed to the Merchant Business in connection with cash advances processed at the Bank's branches for cardholders using Credit Cards issued by any Person other than the Bank.

SECTION 4.2 ACCEPTANCE, DELIVERY, AND SETTLEMENT OF DEBIT CARD TRANSACTION RECORDS.

     (a) NDPS shall accept Debit Card Transaction Records from Merchants in electronic form and shall process and transmit to the Bank in the Ordinary Course of NDPS' business summary information in the form customarily used or required by the applicable Network Organization including information as to the amounts to be posted to the accounts of those Merchants whose Merchant Depositary Accounts are maintained with the Bank.

     (b) The Bank shall credit funds from the applicable Settlement Account, or as otherwise provided by NDPS pursuant to the Credit Facility, to the Merchant Depository Accounts maintained with it by Merchants in respect of Debit Card Transactions in the Ordinary Course of the Bank's business.

     (c) Upon the receipt of the information described in Section 4.2(a), and at the request of NDPS, the Bank shall Originate and transmit a file to the applicable Clearing System to enable a reconciliation of the amounts of funds from the applicable Settlement Account or as otherwise provided by NDPS pursuant to the Credit Facility to be credited to Merchants whose Merchant Depository Accounts are maintained with other financial institutions. If permitted by applicable Laws, Association Rules and Clearing System Rules, and upon the request of NDPS, the Bank shall use Commercially Reasonable Efforts to offer NDPS all reasonable assistance to enable NDPS to itself Originate Card Transactions and to perform EFT through the applicable Clearing System, including without limitation, serving as the Originating financial institution for such transactions. In such event, NDPS agrees to comply with all applicable Laws, Association Rules and Clearing System Rules.

     (d) The Bank shall accept the Debit Card Transaction Records referred to in paragraph (a) for Settlement in the Ordinary Course of the Bank's business as the "Settlement Agent", as such term is defined in the Interac rules, and upon the request of NDPS, shall serve as the "Direct Connector", as such term is defined in the Interac rules.

     (e) The parties acknowledge that, from time to time, there may be insufficient funds in the applicable Settlement Account to allow the Bank to credit Merchants' accounts pursuant to Section 4.2(b). In such event, the amount of the Shortfall shall be deemed as having been drawn by NDPS on the date of the Shortfall under the terms of the Credit Facility or, if a drawdown cannot occur, then such amount shall be repaid to the Bank by NDPS promptly upon receipt of notice thereof.

SECTION 4.3 ACCEPTANCE, DELIVERY AND SETTLEMENT OF MERCHANT'S EDGE CARD TRANSACTIONS.


     (a) NDPS shall accept MasterCard and American Express Card Transaction Records in electronic form from Merchants participating in the Merchant's Edge Program and shall transmit to the Bank in the Ordinary Course of NDPS' business summary information of the amounts to be posted to the accounts of those Merchants whose Merchant Depository Accounts are maintained with the Bank and shall transmit to either American Express or National Bank, as applicable, the transaction information necessary for it to settle the transactions.

     (b) The Bank agrees to credit funds from the applicable Settlement Account or as otherwise provided by NDPS pursuant to the Credit Facility to the Merchant Depository Accounts maintained with it by Merchants in the Ordinary Course of the Bank's business.

     (c) The Bank shall transfer funds from the applicable current account maintained by either National Bank or American Express at the Bank to the applicable Settlement Account in connection with the funds credited pursuant to Section 4.3(b).

     (d) In addition to the foregoing, the parties agree to comply with the agreement between NDPS, the Bank and National Bank of Canada and the agreement between NDPS, the Bank and American Express to be entered into with relevant Merchants in respect of the Merchant's Edge Program.

SECTION 4.4 AMENDMENTS. The parties acknowledge that the procedures set out in
Section 4 may be amended by NDPS from time to time provided that such amended procedures are in accordance with applicable Laws, Association Rules and Clearing System Rules and the Merchant Agreements and provided further that (i) the Service Levels set out in SCHEDULE 3 are maintained in all material respects (subject to amendment of such Service Levels in accordance with the provisions of this Agreement) and (ii) there is no material adverse impact on the Bank's cost of providing Bank Services or Transition Services.


SECTION 5. PAYMENTS AND ACCOUNTS; CLEARING ARRANGEMENTS

SECTION 5.1  General.

     (a) The Bank shall maintain internal, segregated settlement accounts (the "SETTLEMENT ACCOUNTS"), the sole purpose of which shall be for the Bank to receive funds from the Credit Card Interchange Systems and Network Organizations, as the case may be, in connection with the Merchant Business. The Bank shall make the appropriate arrangements and grant any necessary consents required from the Bank in order to permit NDPS to determine the current balance of each Settlement Account at any time and by the means best able to provide NDPS and/or GPI Canada with the most current balance available, including, without limitation and if available, by direct electronic review by NDPS and/or GPI Canada.

     (b) The Bank shall provide NDPS and/or GPI Canada a monthly statement of withdrawals and deposits for each Settlement Account.

     (c) The Bank shall on each Business Day after the transfers referred to in Sections 4.1(d), 4.2(b) and 4.3(b) have been effected, pay any remaining amounts in the Settlement Accounts to an account designated by NDPS (the "NDPS ACCOUNT").

     (d) The parties agree that, without the express written consent of both the Bank and NDPS, neither NDPS nor the Bank shall, except as provided herein, be entitled to, or to make any withdrawals or take any other action with respect to, the Settlement Accounts.

SECTION 5.2 WITHDRAWAL OF ACCOUNT FEES FROM MERCHANT DEPOSITORY ACCOUNTS. On a monthly basis, or more frequently as determined by NDPS, NDPS shall direct the Bank to withdraw funds from each Merchant Depository Account maintained with the Bank in respect of service fees owed by the related Merchant pursuant to the applicable Merchant Agreement and to Originate and transmit to the applicable Clearing System a file that contains the service fees owed by the Merchant whose Merchant Depository Account is maintained with financial institutions other than the Bank (collectively, the "ACCOUNT Fees"). NDPS and/or GPI Canada shall, on each Business Day, direct the Bank to withdraw funds from each Merchant Depository Account in the amount of any applicable Chargebacks. The Bank shall cause the Account Fees and Chargebacks, if any, to be deposited into the NDPS Account.

SECTION 5.3 SETTLEMENT ACCOUNTS. The parties agree that the Settlement Accounts shall be in the name of the Bank to comply with Association Rules concerning the use by NDPS of the Bank's BIN numbers, as set forth in this Agreement.

SECTION 6. EXCLUSIVITY AND MARKETING

SECTION 6.1 REFERRAL OF POTENTIAL MERCHANTS.


     (a) The Bank shall, and shall cause its Subsidiaries or any other Person under its Control to, refer only to NDPS and/or GPI Canada any Person in the Territory who expresses interest in obtaining, referring or utilizing Merchant Processing Services, and neither the Bank nor any of its Subsidiaries, nor any other Person under its Control, shall solicit any such Person on their own behalf or on behalf of any Person other than NDPS and/or GPI Canada for Merchant Processing Services.

     (b) NDPS and/or GPI Canada shall pay the Bank an amount to be agreed upon from time to time by NDPS and/or GPI Canada and the Bank, acting reasonably, for each merchant that enters into a fully executed Merchant

         Agreement and that is referred to NDPS and/or GPI Canada by a branch of the Bank.

     (c) If NDPS and/or GPI Canada do not wish to enter into a Merchant Agreement with a potential merchant customer referred to NDPS and/or GPI Canada by the Bank, NDPS and/or GPI Canada shall notify the Bank as soon as reasonably practicable and, upon receipt of such notice, the Bank may request that NDPS and/or GPI Canada accept such merchant in exchange for the Bank's agreement to subsidize or otherwise contribute or provide rights of indemnity with respect to the Merchant Agreement. If NDPS and/or GPI Canada and the Bank agree upon the terms and conditions of such agreement, NDPS and/or GPI Canada shall accept such merchant subject to such arrangement.

     (d) If NDPS and/or GPI Canada do not wish to enter into a Merchant Agreement with a potential merchant customer referred to NDPS and/or GPI Canada by the Bank (and the Bank and NDPS and/or GPI Canada do not agree upon the subsidy or other contribution arrangements as described in Section 6.1(c)), or if, in the opinion of NDPS and/or GPI Canada, NDPS and/or GPI Canada do not have the capability of serving the prospective customer, NDPS and/or GPI Canada may refer such prospective customer to a third party selected by NDPS and/or GPI Canada that is acceptable to the Bank, acting reasonably.

     (e) In the event that the third party declines to enter into a merchant agreement or NDPS and/or GPI Canada does not refer a prospective customer to a third party pursuant to Section 6.1(d), then NDPS and/or GPI Canada shall so notify the Bank and the Bank shall have the opportunity to refer the merchant to another Person.

SECTION 6.2 MERCHANT DEPOSITORY ACCOUNTS During the term of the Agreement, NDPS and/or GPI Canada shall use Commercially Reasonable Efforts to encourage new merchant customers to whom the Merchant Business is advertised or branded in association with the Bank Marks to open Merchant Depository Accounts with the Bank. During the term of this Agreement NDPS shall not to solicit or encourage Merchants who maintain their Merchant Depository Accounts with the Bank to transfer such accounts to any other financial institution.

SECTION 6.3 NEW PRODUCTS AND SERVICES. NDPS and the Bank agree to work together in the development, distribution and marketing of emerging payment solutions.

SECTION 7.  CHARGE-BACKS, CREDIT LOSSES AND RISK MANAGEMENT

SECTION 7.1 CHARGEBACKS AND CREDIT LOSSES.

     (a) Except as set forth in Section 7.2 and as otherwise provided in the Asset Purchase Agreement or the Transition Agreement, NDPS shall be responsible for, and reimburse the Bank in respect of, all unpaid Chargebacks and Credit Losses and costs of collection, if any, with respect to transactions with Merchants with a sales date occurring on or after the Effective Time under the Asset Purchase Agreement unless the Chargeback or Credit Loss results from the failure by the Bank to perform its obligations under this Agreement or the Transition Agreement.

     (b) NDPS shall process Chargebacks and Credit Losses relating to the Merchant Agreements in an expeditious manner in the Ordinary Course of its business.

     (c) In the event NDPS, acting reasonably, deems it prudent to establish a reserve (a "RESERVE ACCOUNT") for a Merchant whose Merchant Depository Account is maintained by the Bank, the Bank shall, if and to the extent permitted by the account agreement with the Merchant and by applicable Law, within four (4) hours of the request by NDPS, debit the amount of the reserve specifically requested by NDPS or place a freeze on withdrawals by the Merchant from the Merchant Depository Account. In the event the Merchant is a Key Account, the request from NDPS shall be considered a Key Account Notice relating to an Emergency and shall be dealt with in accordance with Section 2.7. The establishment of a Reserve Account or a freeze on a Merchant Depository Account shall not result in or constitute a waiver or limitation of any rights of set off or other rights which the Bank may have against a Merchant or in respect of the Merchant Depository Accounts in connection with other obligations of any of the Merchants to the Bank.

SECTION 7.2 PAYMENT FOR CHARGEBACKS AND CREDIT LOSSES. In respect of each twelve month period commencing after the Effective Date, the Bank agrees to pay NDPS the amount, if any, by which the aggregate of all unpaid Chargebacks and Credit Losses applicable to any Merchant listed on SCHEDULE 7.2 arising out of sales transactions occurring during such twelve month period exceeds an amount equal to twice the value of unpaid Chargebacks and Credit Losses experienced by the Bank and attributable to such Merchant during the one year period ending October 31, 1999. The obligation of the Bank in the preceding sentence shall survive until the earliest to occur of (a) three years from the Effective Date of this Agreement and (b) the later of (i) the termination of the Transition Period and,
(ii) the date on which such Merchant has entered into a New Merchant Agreement, and (c) the date on which NDPS assigns its interest under the applicable Assigned Merchant Agreement to a third party other than an Affiliate. NDPS shall notify the Bank within a reasonable time after experiencing uncollected Chargebacks and Credit Losses in respect of any such Merchant and to exercise its Commercially Reasonable Efforts to collect all such amounts. NDPS shall act diligently and in a commercially reasonable manner in negotiating a New Merchant Agreement with any of the Merchants listed on SCHEDULE 7.2. As soon as NDPS becomes aware that it has a right to payment from the Bank under this Section
7.2 in respect of a Merchant, it shall forthwith notify the Bank and the Bank shall have no obligation to pay any amounts under this Section 7.2 that relate to the sales transactions with the Merchant occurring after the date that NDPS could terminate the relevant Merchant Agreement in accordance with its terms once the Bank has been notified of its indemnification obligation set out in this Section 7.2 in respect of the Merchant. NDPS and the Bank agree that: (i) some of the Merchants listed on SCHEDULE 7.2 are Merchants for whom the applicable Merchant Agreement applies to the Merchant and to business divisions or Affiliates of the Merchant, (ii) all such divisions and Affiliates are aggregated (together with the Merchant) for purposes of SCHEDULE 7.2, and (iii) for each such Merchant, no claim by NDPS for payment under this
Section 7.2 may be made unless the total of all unpaid Chargebacks and Credit Losses for the relevant one-year period referred to above exceeds twice the value of unpaid Chargebacks and Credit Losses for the one year period ending October 31, 1999 calculated in respect of the Merchant on an aggregate basis and not on a division-by-division or Affiliate-by-Affiliate basis.


SECTION 7.3 FOREIGN INTERCHANGE.

     (a) The parties acknowledge that, as part of the Merchant Business, the Bank has acquired VISA Credit Card Transactions outside of Canada for the payment of goods or services provided by a Merchant that is a party to an Existing Merchant Agreement ("FOREIGN Transactions"). If NDPS continues to acquire Foreign Transactions from and after the date hereof, the Bank shall pay to NDPS in respect of each Foreign Transaction an amount (the "FOREIGN INTERCHANGE AMOUNT"), if any, equal to the difference between:

         (i) the Interchange Fee payable on the Foreign Transaction in accordance with the applicable VISA Rules; and

         (ii) an amount calculated on the same basis (but applying the Interchange Fee in effect at the time of calculation) that the Bank was using to calculate the Interchange Fee payable to VISA prior to November 1, 2000 for the same Foreign Transaction, subject to a maximum payment per Foreign Transaction equal to the payment that would be required based on the applicable Interchange Fees in effect on the date hereof.

     (b) Any Foreign Interchange Amounts calculated from time to time to be payable by the Bank to NDPS under Section 7.3(a) shall be paid (i) only for the duration of the current term, excluding renewal terms, of the applicable Existing Merchant Agreement, and (ii) only if and to the extent the pricing provisions of the applicable Existing Merchant Agreement cannot be amended during the current term to eliminate the Foreign Interchange Amount.

     (c) NDPS shall deliver a notice (a "FOREIGN INTERCHANGE NOTICE") to the Bank on or after the last day of each calendar month specifying the aggregate Foreign Interchange Amounts payable by the Bank for such calendar month and setting forth a calculation thereof. The Bank shall have the right to review the relevant books and records of NDPS to confirm the accuracy of NDPS's calculation of the Foreign Interchange Amounts. The Bank shall pay the Foreign Interchange Amounts within 10 Business Days of receipt of the Foreign Interchange Notice.

     (d) NDPS agrees to co-operate and render all commercially reasonable assistance to the Bank in connection with any proceedings or negotiations between the Bank and VISA with respect to the interpretation and application of the VISA Association Rules to Foreign Transactions.

     (e) If, as a result of the proceedings or negotiations referred to in paragraph (c), the Bank is successful in obtaining a reduced Interchange Fee for Foreign Transactions and Purchaser receives a reimbursement for Foreign Transactions in respect of which the Bank has paid Foreign Interchange Amounts, then NDPS shall in turn pay to the Bank the amount of the reimbursement (to a maximum equal to the Foreign Interchange Amounts paid for such Foreign Transactions).

SECTION 8. MEMBERSHIP IN CREDIT CARD ASSOCIATIONS AND NETWORK ORGANIZATIONS

SECTION 8.1 VISA AND INTERAC MEMBERSHIP BY BANK. During the term of the Agreement, the Bank shall remain a member of VISA and Interac in Canada and a member of VISA and MasterCard in the United States through an Affiliate and to carry out its obligations as a member thereof in the Ordinary Course.

SECTION 8.2 COMPLIANCE WITH VISA AND INTERAC REQUIREMENTS BY NDPS.

During the term of the Agreement, NDPS and/or GPI Canada shall cooperate with the Bank in connection with NDPS and/or GPI Canada and/or the Bank obtaining and maintaining any approvals from Credit Card Associations, Network Organizations and Clearing Systems as are required in connection with the performance by NDPS and/or GPI Canada of the NDPS Services. After the date that the Bank's BINs and ICAs have been segregated as described in the Asset Purchase Agreement, NDPS shall undertake all reporting, audit, compliance and related procedures ("BIN REPORTING") required by the applicable Association Rules with respect to the use of BINs and ICAs in Canada and the United States, whether such BIN Reporting is required to be done on a regular basis or on an ad hoc basis pursuant to a request by the relevant Card Association or any Governmental Entity. Prior to the date that the Bank's BINs and ICAs have been segregated as described above, the Bank shall be responsible for all required BIN Reporting.

SECTION 8.3 PROCESSING AND CLEARING ARRANGEMENTS.

     (a) During the term of this Agreement, the Bank will maintain distinct VISA BIN numbers adequate for use in clearing all of the Credit Card

         Transactions of NDPS' Merchant Business in Canada. In consideration for the Bank's performance of its obligations in the preceding sentence, NDPS will reimburse the Bank for all out-of-pocket costs payable to VISA and incurred by the Bank or any of its Affiliates in connection with the maintenance and operation of the Canadian BINs for NDPS' Merchant Business in Canada.

     (b) Promptly after the date hereof, the Bank and NDPS will in good faith negotiate the terms and conditions of an agreement (the "U.S. BINS AGREEMENT") pursuant to which, the Bank will cause a U.S. Affiliate of the Bank ("AMICUS") to maintain distinct VISA and MasterCard BIN and ICA numbers adequate for use in clearing of all the Credit Card Transactions of NDPS' Merchant Business in the United States (the "BANK'S U.S. ICAS/BINS"). Among other things, the U.S. BINs Agreement will contain a provision by which Amicus will agree to be bound by the provisions of Section 8.3(j).

     (c) The U.S. BINs Agreement will terminate if: (i) this Marketing Alliance Agreement is terminated in accordance with its terms; or (ii) there is a change in Laws or Association Rules which would adversely impact the Bank's ability to continue to provide the Bank's U.S. ICAs/BINs for use by NDPS' Merchant Business; or (iii) the Bank within its sole discretion elects to terminate its banking businesses in the United States to an extent that would make the Bank no longer eligible to maintain the Bank's U.S. ICAs/BINs under the applicable Association Rules.

     (d) If the Bank desires to terminate the U.S. BINs Agreement pursuant to clause (ii) or (iii) of the preceding Section 8.3(c), the Bank will give NDPS 365 days' prior written notice, unless a shorter notice period is required in order for the Bank to comply with applicable Laws.

     (e) The U.S. BINs Agreement will provide that NDPS will pay to Amicus a quarterly fee (the "NDPS USER'S FEE") based on a percentage of the dollar amount of all Credit Card Transactions of NDPS' Merchant Business in the United States (the "AGGREGATE TRANSACTION VOLUME") cleared through the Bank's U.S. ICAs/BINs in such quarter. Amicus and NDPS will negotiate annually the NDPS User's Fee in respect of the ensuing twelve months and such NDPS User's Fee will be on a basis consistent with the rates charged by other United States financial institutions for making their ICAs/BINs available to arm's-length parties having a credit rating and portfolio quality comparable to NDPS's credit rating and the portfolio quality in respect of NDPS' Merchant Business in the United States.

     (f) To facilitate the negotiation of the NDPS User's Fee and for monitoring purposes, NDPS will provide to Amicus and the Bank, in such reasonable detail and frequency as the Bank may from time to time request, information concerning each Merchant's transaction volume and credit worthiness.

     (g) The Bank will reimburse NDPS for each payment of the NDPS User's Fee within 30 days of receipt by Amicus of the NDPS User's Fee; provided that the obligation of the Bank under this Section 8.3(g) shall terminate on the earlier of:

         (i) the effective date of an assignment by Amicus of the Bank's U.S. ICAs/BINs pursuant to Section 8.3(j); and

         (ii) 365 days after the earlier of

              (A)  the date Amicus ceases to be a Subsidiary of the Bank, and

              (B) the date the Bank gives NDPS notice that Amicus will cease to be a Subsidiary of the Bank, as long as Amicus does in fact cease to be a Subsidiary.

     (h) NDPS will (i) reimburse the Bank and Amicus for all out-of-pocket costs payable to VISA and MasterCard incurred by the Bank or any of its Affiliates in connection with the maintenance and operation of the U.S. ICAs/BINs for use by NDPS, (ii) be responsible for the cost of all funding requirements applicable to the Merchant Business being processed through the Bank's U.S. ICAs/BINs, (iii) reimburse the Bank for any increase in the costs incurred by the Bank or any of its Affiliates that are attributable to any incremental capital commitments or allocations that are required to be set aside by the Bank or any of its Affiliates as a result of maintaining and operating the Bank's U.S. ICAs/BINs for NDPS' Merchant Business in the United States (which costs will be consistent with any charges or rates charged by the Bank internally for the capital allocated by the Bank to its own divisions and business units) and (iv) be responsible for the performance of all reporting, monitoring and other similar obligations under applicable Laws and Association Rules, consistent with market practice and as may be reasonably requested by the Bank from time to time, provided that, in each case, the amount of the NDPS User's Fee received by Amicus will be credited towards the amounts otherwise payable by NDPS pursuant to the preceding clauses (i) through (iv) and, notwithstanding clause
         (iii), the Bank will first be required to use Commercially Reasonable Efforts to guarantee or provide similar support in respect of the obligations of Amicus pursuant to the U.S. BINs Agreement, if the Bank is permitted or required to do so by applicable Laws and Association Rules, before it will be entitled to reimbursement from NDPS in respect of the capital costs incurred in connection with such US BINs and ICAs.

     (i) If, at any time during the term of this Agreement, the Bank is permitted under the applicable Association Rules to obtain a MasterCard BIN number or an ICA number for use in Canada, the Bank will, upon notice from NDPS, use Commercially Reasonable Efforts to obtain a MasterCard BIN number or ICA number for use by NDPS in the Merchant Business in accordance with this Agreement. If, at any time during the term of this Agreement, the Bank or any of its Affiliates is permitted under the applicable Association Rules to obtain a BIN number or an ICA number for use in any other jurisdiction, the Bank will, upon notice from NDPS, use Commercially Reasonable Efforts to obtain such BIN number or ICA number for use by NDPS in the Merchant Business in accordance with all provisions of this Agreement. If, during the term of this Agreement, there is a change of Control of NDPS or Global Payments, the parties will negotiate in good faith with a view to settling the commercial terms upon which NDPS will be permitted to continue to use the Bank's BINs and ICAs in connection with the Merchant Business. In the event that the parties are unable to reach agreement within twelve months from such change of Control, the Bank will have the right to terminate the use of the Bank's BINs and ICAs by NDPS and its Affiliates upon 120 days notice, which notice can be given at any time after such change of Control.

     (j) If NDPS desires the Bank (or the applicable Affiliate) to assign any or all of the ICA and/or BIN numbers used in connection with the Merchant Business, the Bank will (or will compel the applicable Affiliate), subject to applicable Laws and Association Rules and upon reasonable notice from NDPS, enter into an assignment agreement, in a form acceptable to the Bank acting reasonably, with an assignee designated by NDPS within a reasonable time after receipt of such notice, whereby such assignee will assume all of the Bank's (or the applicable Affiliate's) obligations and liabilities under the Bank's (or the applicable Affiliate's) agreement with the Credit Card Association issuing the ICA and/or BIN numbers as to transactions with a Credit Card Clearing Date occurring after the effective date of such assignment. Prior to the effective date of the assignment, the parties will in good faith determine the amendments, if any, that are required to this Agreement as a result of the assignment.

     (k) Subject to the terms of applicable Association Rules, NDPS may from time to time request that the Bank (or the applicable Affiliate) become the assignee of any ICA or BIN number that NDPS is then using for processing transactions and/or to become a party to the underlying merchant agreements whose Credit Card volumes are being processed under such ICA/BIN. Upon the request of NDPS, the Bank (or the applicable Affiliate) will enter into an assignment agreement, in a form acceptable to the Bank acting reasonably, in respect of such numbers from the then current owner of such ICA/BIN number and/or agree to become a party to the underlying merchant agreements whose Credit Card Transactions are being processed under such numbers it being agreed that neither the Bank nor any Affiliate of the Bank will have any liabilities or obligations under the assigned merchant agreements or in respect of such assigned BINs or ICAs other than as required to comply with applicable Association Rules. Any such assignment will be effective only as to transactions with a Credit Card Clearing Date occurring after the effective date of such assignment. Upon the assignment becoming effective, the assigned merchant agreements will be considered to be New Merchant Agreements for purposes of this Agreement.

SECTION 8.4 SPONSORSHIP. Upon the request of NDPS and/or GPI Canada, and subject to the applicable Association Rules, the Bank agrees to use its Commercially Reasonable Efforts to sponsor NDPS and/or GPI Canada any of its Affiliates and any of the Independent Sales Organizations NDPS utilizes in connection with the Merchant Business as required by the Credit Card Associations and Network Organizations, provided that NDPS and/or GPI Canada shall reimburse the Bank in respect of any out-of-pocket costs incurred by the Bank in respect of such sponsorship.

SECTION 9. SERVICE LEVELS AND AMENDMENTS


SECTION 9.1 COMPLAINTS. NDPS and/or GPI Canada shall implement customer complaint policies and procedures consistent with the Ordinary Course of its business to deal with complaints concerning the NDPS Services.

SECTION 9.2 CHANGES IN LAW. ETC. The parties shall identify and assess the impact on the Services of a change in applicable Laws, Association Rules or Clearing System Rules that relate to the Services (a "LEGAL CHANGE"). If NDPS and/or GPI Canada or the Bank becomes aware of an impending or actual Legal Change, it shall notify the other of such Legal Change and provide an assessment of its impact. The parties shall in good faith attempt to agree upon any required modifications to the Services required as a result of a Legal Change. While a party is making any agreed upon modifications resulting from a Legal Change, it shall use Commercially Reasonable Efforts to continue to provide the Services to be provided by it at the specified Service Levels. If, however, such Legal Change prevents the party from meeting the Service Levels, the party shall use its Commercially Reasonable Efforts to arrange a reasonable solution which gives effect to the intent of this Agreement as closely as practicable and that delivers Service in the most commercially reasonable manner in the circumstances. If such Legal Change materially affects a party's cost of providing Services, NDPS and/or GPI Canada and the Bank shall in good faith negotiate an adjustment of the applicable Service Levels in accordance with
Section 9.3.

SECTION 9.3 PROBLEM NOTIFICATION. The Bank or NDPS and/or GPI Canada, shall notify the other party in the event either the Bank or NDPS and/or GPI Canada as the case may be becomes aware of an event, occurrence, error, defect or malfunction materially affecting the ability of NDPS and/or GPI Canada or the Bank to perform the Services. Failure by any party to give any notice pursuant to this Section 9.3 relating to a problem relating to the other party shall not relieve the other party of any liability hereunder. If more than one problem arises or occurs at one time, the parties shall mutually agree upon the order of priority in which the problems are to be addressed and resolved.

SECTION 9.4 ROOT-CAUSE ANALYSIS AND RESOLUTION. Each of NDPS and/or GPI Canada and the Bank shall, promptly after:

     (a) any material failure of either party to provide any of the Services in accordance with this Agreement; or

     (b) a party's repeated failure to provide any of the Services in accordance with this Agreement;

and in any event within three (3) days of receipt of a notice from a party to the other in respect thereof, commence an analysis to identify the cause of such failure; and as soon as commercially reasonable thereafter provide a report detailing the cause of, and procedure for correcting, such failure. In addition, the party responsible for the provision of the Service shall deliver to the other party within a commercially reasonable time a corrective action plan that addresses actions to be taken in an effort to try to avoid a recurrence of such failure.

SECTION 10. SERVICE LOCATIONS AND SECURITY

SECTION 10.1 RIGHTS OF ACCESS TO NDPS SERVICE LOCATIONS. Subject to the confidentiality requirements in this Agreement or as otherwise agreed to by NDPS and/or GPI Canada and the Bank, the Bank and its Advisors shall be permitted access to any NDPS Service Location during the normal operating hours for such NDPS Service Location and in accordance with any reasonable security procedures in effect at the time of such access; provided, however, that the Bank and its Advisors shall, except in emergency situations, make reasonable accommodation for the need of NDPS and/or GPI Canada to run its business unimpeded, particularly at busy times of the year.

SECTION 10.2 NDPS SERVICE LOCATIONS. NDPS and/or GPI Canada agree that it shall not provide any of the NDPS Services from a location outside of Canada or the United States without obtaining all required approvals from applicable Governmental Entities.

SECTION 10.3 SECURITY PROCEDURES. As part of the NDPS Services, NDPS and/or GPI Canada shall implement, maintain and enforce the NDPS Security Policies and Procedures. As part of the Bank Services, the Bank shall implement, maintain and enforce the Bank Security Policies and Procedures.

SECTION 10.4 UNAUTHORIZED ACCESS OR COPYING. The Bank shall be given prompt notice following NDPS and/or GPI Canada becoming aware of any unauthorized copying of, or access to, the Bank Data, or any part thereof, such notice to be in the form of a reasonably detailed incident report.

SECTION 10.5 DATA SECURITY. To the extent that NDPS and/or GPI Canada has, pursuant to this Agreement, the right to gain access to or use any computer system operated by the Bank or by an Affiliate of the Bank (a "CIBC SYSTEM"), NDPS and/or GPI Canada acknowledges, agrees and covenants that:

     (a) except as expressly otherwise provided in this Agreement or any of the other Operative Documents, NDPS and/or GPI Canada shall have no right or title to, interest in or ownership of, any CIBC System or any component or portion thereof;

     (b) except as expressly otherwise provided in this Agreement or any of the other Operative Documents, NDPS and/or GPI Canada shall neither permit nor enable anyone other than its employees or Advisors to access or use any CIBC System or any component or portion thereof;

     (c) except as expressly otherwise provided in this Agreement or any of the other Operative Documents, NDPS and/or GPI Canada shall not, and shall not facilitate or assist others to, gain access to or use any CIBC System or any component thereof;

     (d) NDPS and/or GPI Canada shall not, and shall not facilitate or assist others to, reverse compile or disassemble any object code version of any software application or program in the CIBC System;

     (e) NDPS and/or GPI Canada shall not make any untrue or unsubstantiated claim or representation as to the ownership of, or act as the owner of, any CIBC System or any component or portion thereof;

     (f) NDPS and/or GPI Canada shall not, and shall not facilitate or assist others to, gain access to or attempt to gain access through any CIBC System in respect of which NDPS and/or GPI Canada has, under this Agreement or any other Operative Agreement, a right of access, to any other CIBC System or component or portion thereof which NDPS and/or GPI Canada do not, under this Agreement or any other Operative Agreement have the right to access; and

     (g) except as may otherwise be provided in this Agreement or any of the other Operative Documents, NDPS and/or GPI Canada shall not, nor shall it facilitate or assist others to, perform any act that is inconsistent with or in violation of this Agreement, or that may jeopardize the rights of the Bank, its Affiliates or any third party licensors, in the CIBC System.

SECTION 10.6 RIGHTS OF ACCESS TO BANK SERVICE LOCATIONS.

     (a) Subject to the confidentiality requirements in this Agreement or as otherwise agreed to by the parties, each of NDPS and/or GPI Canada and their Advisors shall be permitted access, for purposes of the Merchant Business, to any Bank Service Location during the normal operating hours for such Bank Service Location and in accordance with any reasonable security procedures in effect at the time of such access; provided, however, that each of NDPS and/or GPI Canada and their Advisors shall, except in emergencies, make reasonable accommodation for the need of the Bank to run its business unimpeded, particularly at busy times of the year.

     (b) The Bank agrees to use its Commercially Reasonable Efforts to assist NDPS and to request Intria Items Inc. and Intria-HP Corporation to assist in the migration from the Bank's platform (the "BANK PLATFORM") using Intria Items Inc. and Intria-HP Corporation, on which Card Transactions are processed, to a platform owned and operated by NDPS or its Affiliate including, without limitation, granting reasonable access to such Bank Platform, and disclosing such information related to the configuration, functionality and application programming interfaces of the Bank Platform as are reasonably required by NDPS to achieve such migration; provided, however, that such assistance, access and disclosure is subject to:

         (i) the Bank's reasonable security and privacy policies and procedures;

         (ii) any obligations of confidentiality or like restrictions imposed upon the Bank under any agreements to which the Bank is a party.

     (c) If, in connection with such migration, NDPS and/or GPI Canada requests Intria Items Inc. or Intria-HP Corporation to perform services NDPS and/or GPI Canada shall pay the reasonable costs of Intria Items Inc. or Intria-HP Corporation incurred in connection with such assistance, access and disclosure, provided that NDPS and/or GPI Canada has agreed in advance to pay such costs.

SECTION 10.7 UNAUTHORIZED ACCESS OR COPYING. The Bank shall give NDPS and/or GPI Canada prompt notice of the Bank becoming aware of any unauthorized copying of, or access to, the NDPS Data, or any part thereof, such notice to be in the form of a reasonably detailed incident report.

SECTION 10.8 CO-OPERATION WITH SPECIAL INVESTIGATIONS. NDPS and/or GPI Canada and the Bank shall each provide reasonable co-operation and assistance to the other and their respective Advisors with respect to any investigation of a security breach or alleged breach at an NDPS Service Location or a Bank Service Location.

SECTION 11. REPORTS AND DATA

SECTION 11.1 NDPS REPORTS. As part of the NDPS Services, NDPS shall provide to the Bank such reports as the Bank and NDPS and/or GPI Canada may mutually agree upon from time to time. The reasonable costs of such reports shall be borne by the Bank except for reports provided which are generated in the Ordinary Course of NDPS's and/or GPI Canada's business without additional costs or undue burden.

SECTION 11.2 BANK REPORTS. As part of the Bank Services, the Bank shall provide to NDPS and/or GPI Canada such reports as the Bank and NDPS and/or GPI Canada may mutually agree upon from time to time. The reasonable costs of such reporting shall be borne by NDPS and/or GPI Canada except for reports which are generated in the Ordinary Course of the Bank's business without additional costs or undue burden.

SECTION 11.3 OWNERSHIP OF THE BANK DATA. Notwithstanding NDPS' and/or GPI Canada's use of the Bank Data in connection with providing the NDPS Services, the Bank Data is and shall remain the property of the Bank or its customers, as applicable. The Bank Data shall not be:

     (a) used in any way, directly or indirectly, by NDPS and/or GPI Canada or their Advisors other than to the extent necessary in connection with the Merchant Business and to provide the NDPS Services;

     (b) disclosed (other than pursuant to this Agreement) sold, assigned, leased or otherwise provided to third parties; or

     (c) commercially exploited in any way, directly or indirectly, by or on behalf of NDPS and/or GPI Canada or their Advisors.

SECTION 11.4 ACCESS TO THE BANK DATA. Notwithstanding NDPS' and/or GPI Canada's use of the Bank Data in connection with providing the NDPS Services, at all times during the term of this Agreement, NDPS and/or GPI Canada shall, subject to Section 10, provide the Bank with unrestricted access to the Bank Data used in connection with the Services.

SECTION 11.5 RETURN OF BANK DATA. NDPS and/or GPI Canada shall at:


     (a) the request of the Bank, at any time; and

     (b) upon the termination of this Agreement;

promptly return to the Bank the Bank Data in its then current format or formats or in such format or formats and on the media reasonably requested by the Bank and mutually agreed upon by the parties, or such portion of it as has been requested by the Bank. For greater certainty, the parties acknowledge that any material costs incurred by NDPS in connection with the transfer of the Bank Data from those existing formats or media to those requested by the Bank shall be borne by the Bank. For greater certainty, the Bank agrees that it shall not request a return of the Bank Data in a manner which shall cause a material change in the Services or request a return of the Bank Data if doing so would otherwise restrict NDPS' and/or GPI Canada's ability to perform the NDPS Services under this Agreement or the conduct of the Merchant Business. Following such return, at the Bank's written direction, and upon payment by the Bank of the costs thereof, NDPS and/or GPI Canada shall remove from its databases, erase or destroy any the Bank Data remaining in NDPS' and/or GPI Canada's possession, or such portion of it as the Bank may direct. NDPS shall be relieved of its obligations to provide those Services which require the availability of the Bank Data which have been returned to the Bank or destroyed by NDPS in accordance with this Section 11.

SECTION 11.6 PRIVACY. The parties agree to comply with all of the requirements of the Privacy Policies and Procedures in connection with the Assigned Merchant Agreements and all applicable privacy Laws, Association Rules and Clearing System Rules in connection with the provision of the Services.

SECTION 11.7 OWNERSHIP OF NDPS DATA. Notwithstanding the Bank's access to the NDPS Data in connection with providing the Bank Services, the NDPS Data is and shall remain the property of NDPS and/or GPI Canada or its customers, as applicable. The NDPS Data shall not be:

     (a) used, in any way, directly or indirectly, by the Bank or its Advisors other than to the extent necessary in connection with providing the Bank Services;

     (b) disclosed (other than pursuant to this Agreement) sold, assigned, leased or otherwise provided to third parties; or

     (c) commercially exploited in any way, directly or indirectly, by or on behalf of the Bank or its Advisors.

SECTION 11.8 ACCESS TO NDPS DATA. Notwithstanding the Bank's potential access to NDPS Data in connection with providing the Bank Services, at all times during the term of this Agreement the Bank shall, subject to Section 10, provide NDPS and/or GPI Canada with unrestricted access to NDPS Data used in connection with the Services.

SECTION 11.9 RETURN OF NDPS DATA. The Bank shall at:

     (a) the request of NDPS and/or GPI Canada, at any time; and

     (b) upon the termination of this Agreement;

promptly return to the Bank the Bank Data in its then current format or formats or in such format or formats and on the media reasonably requested by NDPS and/or GPI Canada and mutually agreed upon by the parties, or such portion of it as has been requested by NDPS. For greater certainty, the parties acknowledge that any material costs incurred by the Bank in connection with the transfer of NDPS Data from those existing formats or media to those requested by NDPS and/or GPI Canada shall be borne by NDPS and/or GPI Canada. For greater certainty, NDPS agrees that it shall not request a return of NDPS Data in a manner which shall cause a material change in the Services or return the NDPS Data if doing so would otherwise materially restrict the Bank's ability to perform the Bank Services under this Agreement. Following such return, at NDPS' and/or GPI Canada written direction, and upon payment by NDPS and/or GPI Canada of the costs thereof, the Bank shall remove from its databases, erase or destroy any NDPS Data remaining in the Bank's possession, or such portion of it as NDPS and/or GPI Canada may direct. The Bank shall be relieved of its obligations to provide those Services which require the availability of NDPS Data which have been returned to NDPS and/or GPI Canada or destroyed by the Bank in accordance with this Section 11.

SECTION 11.10 DATA MINING. The Bank and NDPS and/or GPI Canada agree to work together in good faith to establish each party's rights to collect, use and distribute the information contained in payment transactions having regard to

         (i)   all applicable Laws;

         (ii) all contractual obligations of either the Bank of NDPS and/or GPI Canada to any other Persons; and

         (iii) the cost of collecting or gaining access to all such information.

SECTION 12. BUSINESS RECOVERY

SECTION 12.1 BUSINESS RECOVERY PLAN. NDPS and/or GPI Canada and the Bank shall:

     (a) maintain their respective Business Recovery Plans in accordance with their terms;

     (b) periodically update and test the operability of their Business Recovery Plans;

     (c) provide the other party with written copies of Business Recovery Plan promptly following any amendment;

     (d) on a periodic basis, certify to the other party that the certifying party's applicable Business Recovery Plan has been successfully tested;

     (e) implement their respective Business Recovery Plans in accordance with the applicable terms;

     (f) consult with the other party regarding the priority to be given to the Services upon the occurrence of an event that triggers any obligation under either party's Business Recovery Plan; and

     (g) not amend their respective Business Recovery Plan that may materially affect the Merchant Business without the prior written consent of the other party, such consent not to be unreasonably withheld.

SECTION 12.2 FORCE MAJEURE. Neither NDPS and/or GPI Canada nor the Bank shall be liable for a failure or delay in the performance of its obligations pursuant to this Agreement, including the failure or delay in respect of providing the Services if, and to the extent, and only for so long as such failure or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, strikes, lock outs or labour or supply disruptions or revolutions or any other similar causes beyond the reasonable control of such party (each, a "FORCE MAJEURE EVENT") provided NDPS and/or GPI Canada or the Bank, as the case may be, continues to use Commercially Reasonable Efforts to recommence performance whenever and to whatever extent possible without delay. If a Force Majeure Event occurs, NDPS and/or GPI Canada or the Bank, as the case may be, shall:

     (a) promptly notify the Bank or NDPS and/or GPI Canada, as the case may be, by telephone (to be confirmed in writing within five (5) days of the inception of such delay) of the occurrence of a Force Majeure Event; and

     (b) describe in reasonable detail the circumstances causing the Force Majeure Event.

SECTION 13. AUDITS, REGULATORY EXAMINATIONS AND COMPLIANCE

SECTION 13.1 AUDITS AND INSPECTIONS. Upon notice, each party shall provide such internal auditors, external auditors, and inspectors, as the inspecting party or any Governmental Entity having jurisdiction over NDPS and/or GPI Canada or the Bank, as applicable, may designate, with access, as requested, to the Service Locations for the purpose of performing audits or inspections of the NDPS Services or the Bank Services. Each party shall provide such auditors and inspectors any assistance that they may reasonably require, at the expense of the requesting party. If any audit by an auditor designated by a party or a Governmental Entity or Credit Card Association, or Network Organization having jurisdiction over the Bank or NDPS and/or GPI Canada, as applicable, results in a party being notified that it is not in compliance with applicable Laws, Association Rules or Clearing System Rules the party shall, within the period of time specified by such auditor or regulatory authority, use Commercially Reasonable Efforts to comply with such audit or regulatory authority.

SECTION 14. TERM AND TERMINATION OF AGREEMENT

SECTION 14.1 TERM OF AGREEMENT. Unless otherwise terminated by mutual agreement of the parties or by operation of the provisions set out herein, this Agreement shall remain in full force and effect for an initial term of ten (10) years from the date hereof and shall be automatically extended for successive one (1) year periods on the same terms and conditions expressed herein, or as may be amended, unless either party gives the other party written notice of termination at least two hundred and seventy (270) days prior to the expiration of the initial term or any extensions or renewals thereof. In the event the Bank and NDPS and/or GPI Canada are unable to reach agreement on a renewal hereof or in the event of termination in accordance with this Section, the Bank and NDPS and/or GPI Canada agree to work together to accomplish an orderly disengagement and termination of their relationship. Except as specifically set forth above, this Agreement may only be terminated as a result of a Bank Default as set forth in Section 14.2 or as a result of an NDPS Default set forth in Section 14.3 and then only in accordance with the provisions of Section 14.4.

SECTION 14.2 BANK'S DEFAULT. In the event that:

     (a) the Bank defaults in the performance of any of the Bank Services hereunder where the same Service Level is not achieved in a material way for two consecutive months under this Agreement and a corrective action plan has not been developed during the 30-day period after written notice and demand for cure has been given by NDPS and/or GPI Canada to the Bank (except that such period shall be extended to the extent there shall be in effect any event which shall be deemed a Force Majeure Event);

     (b) notwithstanding any Force Majeure Event, the Bank fails to debit or credit the Merchant Depository Accounts in accordance with Sections 4.1(c) or (d), 4.2(b) or 4.3(b) for three (3) Business Days, fails to transmit the file to the applicable Clearing System as required by
         Section 4.1(e) or 4.2(c) for three (3) consecutive Business Days, fails to debit the Merchant Deposit Accounts in accordance with Section 5.2 within three (3) Business Days of the required date or fails to settle with Interac in accordance with Section 4.2(d) for three (3) Business Days or fails to ensure that the Issuing Account is adequately funded to meet the obligations set forth in Section 4.1(c), and such default is not cured within three (3) Business Days after written notice and demand for cure has been given by NDPS to the Bank (unless such failure is the result of a breach by NDPS and/or GPI Canada of its obligations under this Agreement); or the Bank is adjudged or declared bankrupt or insolvent or makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a receiver, custodian, trustee, or similar officer for it or for any part of its property, or commences any proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law or statute of any jurisdiction whether now or hereafter in effect, or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any part of its property, or a receiver, liquidator, assignee, custodian, trustee or similar official is appointed for the Bank, or any of the Bank's property,

     (c) then, in any such case the Bank shall be considered to have committed a Bank Default under this Agreement.

SECTION 14.3 NDPS' AND/OR GPI CANADA'S DEFAULT. In the event that:

     (a) NDPS and/or GPI Canada defaults in the performance of any of the NDPS Services hereunder where the relevant Service Level is not achieved in a material way for two consecutive months under this Agreement and a corrective action plan has not been developed during the 30-day period after written notice and demand for cure has been given by the Bank to NDPS and/or GPI Canada committed a Bank Default (except that such period shall be extended to the extent there shall be in effect any event which shall be deemed a Force Majeure Event);

     (b) notwithstanding any Force Majeure Event, NDPS and/or GPI Canada fails to process and transmit or cease to be processed and transmitted information to the Bank in accordance with Sections 4.1(a), 4.2(a) and 4.3(a) for three (3) consecutive Business Days and such default is not cured within three (3) Business Days after written notice and demand for cure has been given by the Bank to NDPS and/or GPI Canada (unless such failure is due to a breach of the Bank's obligations under this Agreement); or

     (c) NDPS and/or GPI Canada is adjudged or declared bankrupt or insolvent or makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a receiver, custodian, trustee, or similar officer for it or for any part of its property, or commences any proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law or statute of any jurisdiction whether now or hereafter in effect, or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any part of its property, or a receiver, liquidator, assignee, custodian, trustee or similar official is appointed for NDPS and/or GPI Canada, or any of NDPS' and/or GPI Canada's property, then, in any such case, NDPS and/or GPI Canada shall be considered to have committed an NDPS Default under this Agreement.

SECTION 14.4 TERMINATION PERIOD. In the event this Agreement is to be terminated as a result of a Bank Default under Section 14.2 or a NDPS Default under Section
14.3 of this Agreement, the parties agree that the term of this Agreement shall automatically extend on the same terms and conditions as expressed herein for a transition period of up to two hundred and seventy (270) days during which the parties shall work together and use their Commercially Reasonable Efforts to cause an orderly transition of the Merchant Business.

SECTION 14.5 TERMINATION OF USE OF BANK MARKS. NDPS and/or GPI Canada shall, in accordance with Section 8.1 of the Trademark Licence Agreement, cease to use the Bank Marks upon commencement of the 270-day period in Section 14.4 and shall comply with the provisions of the Trademark Licence Agreement.

SECTION 15. DESIGNATION OF RESPONSIBLE PERSONNEL

SECTION 15.1 CLIENT RELATIONS REPRESENTATIVE. Each of the Bank and NDPS and/or GPI Canada agree that it will from time to time designate one or more officers or employees (the "CLIENT RELATIONS REPRESENTATIVE") who will be responsible for all communications with the other party relating to the subject matter of this Agreement. The initial Client Relations Representatives of the Bank and NDPS and/or GPI Canada are set forth in SCHEDULE 15 hereto.

SECTION 16.  CHANGE OF CONTROL/ASSIGNMENT

SECTION 16.1 CHANGE OF CONTROL/ASSIGNMENT.

     (a) The obligations of the Bank under Sections 6.1 and 6.3 of this Agreement shall terminate at the Bank's sole discretion, upon (A) an assignment of this Agreement by NDPS to any Person other than an Affiliate thereof without the written consent of the Bank; or (B) a change of Control of NDPS or Global Payments; or (C) an assignment by NDPS or an Affiliate thereof of Merchant Agreements representing all or substantially all of the volume of Card Transactions of the Merchant Business at that time.

     (b) The rights of NDPS and its Affiliates to use the Bank's BINs and ICAs in accordance with the provisions of this Agreement shall terminate, at the Bank's sole discretion, upon (A) an assignment of this Agreement by NDPS to any Person other than an Affiliate thereof without the written consent of the Bank; (B) a change of Control of NDPS or Global Payments; or (C) an assignment by NDPS or an Affiliate thereof of Merchant Agreements representing all or substantially all of the volume of Card Transactions of the Merchant Business at that time, such that NDPS, Global Payments or the Merchant Business, as the case may be, is Controlled by a Canadian Financial Institution.

SECTION 17.  MARKETING

SECTION 17.1 ANNUAL MARKETING PLAN. The parties agree to enter into a mutually agreeable marketing plan and to review such plan on an annual basis.

SECTION 18. CREDIT POLICY

SECTION 18.1 APPROVAL OF MERCHANT QUALIFICATION CRITERIA. The Bank has approved NDPS' current policies with respect to merchant qualification criteria. NDPS agrees to adhere to such merchant qualification criteria. If NDPS makes a change to such criteria, it shall notify the Bank and the Bank shall have five (5) Business Days to object to such new criteria. If the Bank does not object in writing within such time period, such new criteria shall be deemed to be accepted by the Bank. Any objections by the Bank shall be dealt with in accordance with Section 22.

SECTION 19. TERMINALS

SECTION 19.1 INVENTORY LEVELS. GPI Canada will use Commercially Reasonable Efforts to maintain the inventory levels of terminals for use in the Merchant Business at levels sufficient for the continuation of the Merchant Business in the Ordinary Course.

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

SECTION 20.  INDEMNIFICATION/LIMITATION OF LIABILITY AND PROCEDURES FOR CLAIMS

SECTION 20.1 INDEMNIFICATION.

     (a) Subject to the terms of this Agreement, the Bank shall indemnify NDPS and/or GPI Canada and hold NDPS and/or GPI Canada harmless from any liability, loss, cost or expense, including reasonable attorneys' fees and expenses ("LOSSES") suffered by it or its Affiliates that shall result from or arise out of (i) the breach by the Bank of this Agreement, or (ii) the Bank's violation of applicable Laws, Association Rules and Clearing System Rules, or (iii) the negligence or intentional wrongdoing of the Bank; provided further that if both the Bank and NDPS and/or GPI Canada are jointly sued by a third party and both are deemed to be liable as joint tortfeasors, then the allocation of loss between NDPS and/or GPI Canada and the Bank shall be determined by the court.

     (b) Subject to the terms of this Agreement, NDPS and/or GPI Canada shall indemnify the Bank and hold the Bank harmless from any Losses suffered by it or its Affiliates that shall result from or arise out of (i) the breach by NDPS and/or GPI Canada of this Agreement, or (ii) NDPS' and/or GPI Canada's violation of applicable Laws, Association Rules and Clearing System Rules, or (iii) the negligence or intentional wrongdoing of NDPS and/or GPI Canada; provided further that if both the Bank and NDPS and/or GPI Canada are jointly sued by a third party and both are deemed to be liable as joint tortfeasors, then the allocation of loss between NDPS and/or GPI Canada and the Bank shall be as determined by the court.

     (c) In case any claim is made or any suit or action is commenced against either party by a third party in respect of which indemnification may be sought under this Section 20.1, the party to be indemnified ("INDEMNITEE") shall promptly give the indemnifying party ("INDEMNITOR") notice thereof and the Indemnitor shall be entitled to conduct the defense thereof with counsel reasonably acceptable to the Indemnitee or to participate in the defense thereof, at the Indemnitor's expense. If the Indemnitor elects to conduct any such defense, the Indemnitee shall be entitled to participate in such defense at the Indemnitee's expense. The Indemnitor may (but need not) conduct or participate in the defense of any such claim, suit or action, but the Indemnitor shall promptly notify the Indemnitee if the Indemnitor shall not desire to conduct or participate in the defense of any such claim, suit or action. The Indemnitee may at any time notify the Indemnitor of its intention to settle or compromise any claim, suit or action against the Indemnitee in respect of which payments may be sought by the Indemnitee hereunder (and the defense of which the Indemnitor has not previously elected to conduct or participate in), and the Indemnitee may settle or compromise any such claim, suit or action unless the Indemnitor notifies the Indemnitee in writing (within ten days after the Indemnitee has given the Indemnitor written notice of its intention to settle or compromise) that the Indemnitor reasonably objects to such settlement or compromise or intends to conduct the defense of such claim, suit or action. Any such settlement or compromise of or any final judgment or decree entered on or in any claim, suit or action that the Indemnitee has agreed to or defended or participated in the defense of in accordance herewith shall be deemed to have been consented to by, and shall be binding upon, the Indemnitor as fully as if the Indemnitor had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.

     (d) In case any direct claim in made in respect of which indemnification may be sought under this Section 20.1, the Indemnitee shall promptly give notice to the Indemnitor, which shall specify the factual basis for the claim and the amount of such claim. The Indemnitor shall have sixty (60) days from receipt of notice of the claim within which to make such investigation of the claim as the Indemnitor considers necessary or desirable. For the purpose of such investigation, the Indemnitee shall make available to the Indemnitor reasonable documentation to substantiate the claim, together with all such other information as the Indemnitor may reasonably request. If both parties agree at or before the expiration of such time period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnitor shall immediately pay to the Indemnitee the full agreed upon amount of the claim, but failing such agreement the matter shall be referred to the dispute resolution procedures set out in this Agreement.

SECTION 20.2 LIMITATION OF LIABILITY.

     (a) Neither NDPS (and/or GPI Canada) nor the Bank shall be liable for failure to provide the NDPS Services or the Bank Services, respectively, if such failure is due to any Force Majeure Event affecting the party not performing, or affecting one of their subcontractors provided that the party hereto affected by such Force Majeure Event cause or condition uses Commercially Reasonable Efforts to resume performing its obligations hereunder as soon as practicable. Neither NDPS and/or GPI Canada nor the Bank shall have any liability for losses, expenses or damages, ordinary, special or consequential of the other party resulting directly or indirectly from such causes or conditions.

     (b) NDPS and/or GPI Canada agrees to provide the NDPS Services in a prompt and efficient manner and to use Commercially Reasonable Efforts to comply with the Service Levels set forth on Schedule 3; however, failure to comply with the Service Levels shall not be considered a default condition unless the provisions of Section 14.3(a) regarding the default conditions have been satisfied. NDPS and/or GPI Canada make no warranties or representations regarding the NDPS Services except as specifically stated in this Agreement. NDPS and/or GPI Canada shall use due care in performing all NDPS Services hereunder and in complying with all Association Rules, Network Organization rules or Clearing System Rules, including, but not limited to, those concerning the processing of Chargebacks and Credit Losses, dispute resolutions, and arbitration. NDPS and/or GPI Canada shall not be responsible in any manner for errors or failures of any Person other than those of NDPS and/or GPI Canada, any Affiliate of NDPS and/or GPI Canada or any Merchant Accounting Processor or Independent Sales Organization designated by NDPS. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND THE BANK HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions, NDPS and/or GPI Canada shall use Commercially Reasonable Efforts to correct such failure in performance or errors or omissions. Except as the result of a third party claim subject to Section 20.1(a), in no event shall NDPS and/or GPI Canada be liable to the Bank or other third parties for special, indirect, or consequential damages, even if NDPS and/or GPI Canada has been advised of the possibility of such damage.

     (c) The Bank agrees to provide the Bank Services in a prompt and efficient manner and to use Commercially Reasonable Efforts to comply with the Service Levels set forth on SCHEDULE 3; however, failure to comply with the Service Levels shall not be considered a default condition unless the provisions of Section 14.2(a) regarding the default conditions have been satisfied. The Bank makes no warranties or representations regarding the Bank Services except as specifically stated in this Agreement. The Bank shall use due care in performing all the Bank Services hereunder and in complying with all Association Rules, Network Organization rules or Clearing System Rules, including but not limited to those concerning membership and its sponsorship of NDPS and/or GPI Canada. The Bank shall not be responsible in any manner for errors or failures of any Person other than those of the Bank or any Affiliate of the Bank. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND NDPS HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions, the Bank shall use Commercially Reasonable Efforts to correct such failure in performance or errors or omissions. Except as the result of a third party claim subject to Section 20.1(b), in no event shall Bank be liable to NDPS and/or GPI Canada or any third parties for any special, indirect, or consequential damages, even if the Bank has been advised of the possibility of such damage.

SECTION 20.3 RECOVERY. If, at any time, either the Bank or NDPS and/or GPI Canada has received damages from the other party and recovers funds, payments, or costs from a third party relating to the liability in respect of which such damages were paid, the amounts so recovered (less the costs of recovery and amounts previously paid to the other party in respect of the Loss) shall be remitted to such other party up to the amounts previously paid by such party.

SECTION 20.4 NOTICE OF DEFAULT. Each party all promptly notify the other party if a default or event of default with respect to it has occurred hereunder.

SECTION 20.5 NOTICE OF LITIGATION. Each party shall promptly give notice to the other party of any material claims, proceedings, disputes (including labour disputes), changes or litigation likely or impending which may have a material effect on the fulfilment of any of the terms hereof by it (whether or not any such claim, change, proceeding, dispute or litigation is covered by insurance) of which it is aware. It shall provide the other party with all information reasonably requested, from time to time, concerning the status of such claims, proceedings, changes, disputes, litigation or developments.

SECTION 21. REMEDIES

SECTION 21.1 REMEDIES OF THE BANK. Upon the occurrence of an NDPS Default under this Agreement, after attempting to resolve the matter pursuant to the dispute resolution provisions set out in this Agreement, the Bank may do any or all of the following as the Bank, in its sole and absolute discretion, shall determine:

     (a) the Bank may terminate this Agreement in accordance with the provisions hereof, in which case all of the Bank's rights and obligations under the Merchant Agreements shall automatically be assigned and assumed absolutely by NDPS and/or GPI Canada at the commencement of the 270-day period in Section 14.4 and NDPS and/or GPI Canada shall notify Merchants that the Bank is no longer engaged in the provision of services in connection with the Merchant Business;

     (b) the Bank may bring any proceedings in the nature of specific performance, injunction, or other equitable remedy in any instance, it being acknowledged that damages at Law may be an inadequate remedy for a default of the confidentiality provisions of this Agreement applicable to NDPS and/or GPI Canada under this Agreement;

     (c) subject to the limitations contained herein, the Bank may bring any action at Law as may be necessary or advisable in order to recover damages and costs; and/or

     (d) the Bank may exercise any of its other rights and remedies provided for hereunder or otherwise available to it, including a waiver of any NDPS Default;

SECTION 21.2 REMEDIES OF NDPS AND/OR GPI CANADA. Upon the occurrence of a Bank Default under this Agreement, after attempting to resolve the matter pursuant to the dispute resolution provisions set out in this Agreement, NDPS may do any or all of the following as NDPS, in its sole and absolute discretion, shall determine:

     (a) NDPS may terminate this Agreement in accordance with the provisions hereof, in which case all of the rights and obligations under the Merchant Agreements shall automatically be assigned and assumed by NDPS and/or GPI Canada at the commencement of the 270-day period in Section
         14.4 and NDPS and/or GPI Canada shall notify Merchants that the Bank is no longer engaged in the provision of services in connection with the Merchant Business;

     (b) NDPS may bring any proceedings in the nature of specific performance, injunction or other equitable remedy, it being acknowledged that damages at Law may be an inadequate remedy for a default of the confidentiality provisions of this Agreement applicable to the Bank under this Agreement;

     (c) subject to the limitations contained herein, NDPS and/or GPI Canada may bring any action at Law as may be necessary or advisable in order to recover damages and costs; and/or

     (d) NDPS may exercise any of its other rights and remedies provided for hereunder or otherwise available to it, including a waiver of any Bank Default.

SECTION 21.3 NON-EXCLUSIVE REMEDIES. The non-defaulting party may, in its sole discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the defaulting party authorized hereunder or permitted by Law and may proceed to exercise any and all rights hereunder and no remedy for the enforcement of the rights of the non-defaulting party shall be exclusive of any other rights or remedies provided hereunder or at Law or in equity or be dependent upon any such right or remedy and any one or more of such rights or remedies may from time to time be exercised independently or in combination. All such rights shall be subject to the limitation of liability contained herein.

SECTION 21.4 EQUITABLE REMEDIES. The defaulting party agrees that the non-defaulting party's entitlement to seek equitable relief includes such injunction or injunctions as may be required to prevent breaches or further breaches of any of the provisions hereof, and specific enforcement of such provisions by an action instituted in any court having jurisdiction.

SECTION 22. DISPUTE RESOLUTION

SECTION 22.1 INITIAL DISPUTE RESOLUTION. If any dispute, claim, question or difference (a "DISPUTE") arises out of or in relation to this Agreement, the Bank or NDPS and/or GPI Canada shall contact the other party's Client Relations Representative. The parties' respective Client Relations Representatives shall meet and use their Commercially Reasonable Efforts to negotiate with each other in good faith and understanding of their mutual interests, to reach a just and equitable resolution to the Dispute within ten (10) Business Days of such referral.

SECTION 22.2 RESOLUTION BY COMMITTEE. If the Dispute cannot be resolved through the process set out in Section 22.1, the Dispute shall be referred by the party who initially raised the complaint (the "INITIATING PARTY") to a committee comprised the Chief Executive Officer of NDPS, and a senior officer designated by the Bank. Such committee members shall use their Commercially Reasonable Efforts and negotiate in good faith and understanding of the parties' mutual interests, to reach a just and equitable resolution to the Dispute within ten
(10) Business Days of such referral.

SECTION 22.3 RESOLUTION BY JOINT DIRECTOR COMMITTEE. If the Dispute cannot be resolved through the process set out in Section 22.2, the Dispute shall be referred by the Initiating Party to the Joint Director Committee. The Joint Director Committee shall meet and use its best efforts and negotiate with each other in good faith and understanding of the Parties mutual interests to reach a just and equitable resolution to the Dispute within ten (10) Business Days of such referral.

SECTION 22.4 ARBITRATION. If a Dispute is not resolved pursuant to Section 22.3, NDPS and/or GPI Canada and the Bank agree, but shall not be obligated, within sixty (60) days after the completion of the procedures set forth in Section 22.3, as appropriate, upon notice, to submit the Dispute to formal binding Arbitration in accordance with Section 22.5. If at any time a party commences litigation regarding such Dispute, no Arbitration may subsequently be commenced by the other Party regarding such Dispute without the consent of the parties involved in the litigation.

SECTION 22.5 ARBITRATION PROCESS. If the parties agree to formal binding Arbitration the following procedures shall apply.

     (a) The Arbitration shall be held before a panel of three (3) arbitrators (the "ARBITRATION"). Any party may serve a notice on the other party setting out a statement of dispute, controversy or claim and the facts relating or giving rise thereto, in reasonable detail (the "STATEMENT OF DISPUTE"), and the name of the arbitrator selected by it.

     (b) Within thirty (30) days after receipt of such notice, the receiving party shall respond to the notice by agreeing or commenting on the Statement of Dispute, as the case may be, and by naming its arbitrator.

     (c) The two arbitrators named by the parties shall select the third arbitrator within ten (10) days after agreeing on or commenting on the Statement of Dispute.

     (d) The third arbitrator will chair the Arbitration panel (the "Chair"). The Chair may, upon agreement of each of the members of the Arbitration panel, act as sole arbitrator in respect of procedural matters including scheduling, production of documents and giving directions.

     (e) Save as otherwise provided by this Section 22.5, the Arbitration shall be governed by the provisions of the Arbitration Act, S.O. 1991, C.17 (the "ARBITRATION ACT"); provided, however, that the Arbitration may be administered by any organization agreed upon by the parties and that the parties by agreement, may choose to be governed by the rules of such administering organization. The parties expressly agree that the provisions of the International Commercial Arbitration Act (Ontario) shall not apply to any Arbitration between them. The arbitrators may not amend or disregard any provision of this Section 22.5 without the consent of the parties.

     (f) The arbitrators selected to act hereunder shall be qualified by profession or occupation to decide the matter in dispute.

     (g) Submission of Written Statements.

         (i) Within fifteen (15) days of notice to the parties of the appointment of the third arbitrator, each of the parties shall submit written statements to the Chair setting out in sufficient detail the facts and any contentions of Law on which it relies, or the facts and any contentions of Law on which the other party relies that it disputes, and the relief such party claims, if any. Each party shall have ten (10) days from the date on which the written statements were received to reply to the written statement submitted by the other party.

         (ii) After submission of all the statements, the arbitrators may give directions for documentary production and disclosure/discovery of each party's case, and for further conduct of the Arbitration bearing in mind the desirability of having cost effective and expeditious dispute resolution on the merits of the case. In the absence of agreement between the parties on production and discovery procedures within thirty (30) days of the last day for delivery of the written statements and replies described in Section 8.05(g)(i), Rules 30, 31, 32, 34 and 35 of the Ontario Rules of Civil Procedure regarding production and discovery will apply to the Arbitration, excepting that the arbitrators shall exercise any powers or fulfil any duties set out in those Rules that would otherwise (in an action) be exercised or fulfilled by the court or a judge.

         (iii) The arbitrators may, upon application by any party, modify or extend any time limit contained in this Section 22.5, including any time limit in the above rules.

     (h) Confidentiality. Save and except as may be necessary in the course of the enforcement of an Arbitration award, the Arbitration process and all Persons participating therein shall be subject to the confidentiality provisions as set out in this Agreement. The arbitrators and all other Persons (not already bound by the confidentiality provisions of this Agreement) participating in the Arbitration shall execute an undertaking to be bound by the confidentiality provisions set out in this Agreement. For greater certainty, the parties agree that the Arbitration shall proceed in the event that any other Person refuses to sign a confidentiality undertaking or agreement.

     (i) Meetings and Hearings.

         (i) Meetings and hearings of the Arbitration shall take place in Toronto or in such other place as the parties shall agree upon in writing and such meetings and hearings shall be conducted in the English language unless otherwise agreed by such parties and the arbitrators. Subject to the foregoing, the arbitrators may at any time fix the date, time and place of meetings and hearings in the Arbitration, and will give all the Parties adequate notice thereof. Subject to any adjournments which the arbitrators allow, the final hearing will be continued on successive Business Days until it is concluded.

         (ii) All meetings and hearings will be in private unless the parties otherwise agree.

         (iii) Any party may be represented at any meetings or hearings by legal counsel.

         (iv) At the Arbitration, each party may examine and re-examine its own witnesses and may cross-examine the other party's witness.

     (j) The Decision.

         (i) The arbitrators will make and send a decision in writing to the parties within thirty (30) Business Days after the conclusion of all hearings referred to in Section 22.5(i) unless that time period is extended for a fixed period by the arbitrators on written notice to each party because of illness or other cause beyond the arbitrators'
               control and, unless the parties otherwise agree, will set out reasons for decision in the decision.

         (ii) The decision of the majority of the arbitrators shall be deemed to be the decision of the Arbitration panel. Where there is no majority decision, the decision of the Chair shall be the decision of the Arbitration panel.

         (iii) Except as provided in the Arbitration Act and as otherwise required by Law, the decision of the arbitrators shall be final and binding on the parties and shall not be subject to any appeal or review procedure, provided that the arbitrators have followed the rules and procedures provided herein in good faith and have proceeded in accordance with the principles of natural justice.

SECTION 23. MISCELLANEOUS

SECTION 23.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this agreement, and no consent to any departure by the Bank or NDPS and/or GPI Canada herefrom, shall be effective unless the same shall be in writing and signed by each party sought to be bound thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23.2 NOTICES. All notices required hereunder shall be delivered to the following names and addresses:

     (a) If to the Bank, to:    Canadian Imperial Bank of Commerce
                                c/o CIBC World Markets Inc.
                                161 Bay Street, BCE Place,7th Floor
                                Toronto, Ontario M5J 2J8
                                Attn: Executive Vice President, Card Products,
                                Collections and Merchant Card Services
                                Facsimile: (416) 784-6868
         with a copy to:
                                Canadian Imperial Bank of Commerce
                                Legal and Compliance Division
                                199 Bay Street, 15th Floor
                                Commerce Court West
                                Toronto, Ontario M5L 1A2
                                Attn: General Counsel
                                Facsimile: (416) 304-2860

         and to:                Blakes, Cassels & Graydon LLP
                                199 Bay Street, 28th Floor
                                Commerce Court West
                                Toronto, Ontario M5L 1A9

                                Attn: Managing Partner
                                Facsimile: (416) 863-2653

     (b) If to NDPS, Global Payments
         or GPI Canada to:      Global Payments Inc.
                                #4 Corporate Square
                                Atlanta, Georgia 30329-2010
                                Attn.: Office of the Corporate Secretary
                                Facsimile: (404) 728-2990

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 23.2. Any notice, demand or other communication given pursuant to the provisions of this Section 23.2. shall be deemed to have been given on the date actually delivered or five days following the date deposited in the mail, properly addressed, postage prepaid, as the case may be.

SECTION 23.3 NO WAIVER; REMEDIES. No failure by the Bank or NDPS and/or GPI Canada to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by Law.

SECTION 23.4 THIRD-PARTY BENEFICIARIES. Neither party to this Agreement intends this Agreement to benefit or create any right or cause of action in or on behalf of any Person other than the Bank and NDPS and/or GPI Canada and permitted successors and assigns.

SECTION 23.5 ASSIGNMENT.

     (a) This Agreement shall be binding upon and inure to the successors and permitted assigns. This Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned by any party without the prior written consent of the other party; provided, however, that no such consent shall be required (i) for the assignment by any party of its rights and privileges hereunder to an Affiliate of either party or (ii) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any Person into or with which the assigning party shall merge or consolidate or to which the assigning party shall sell all or substantially all its assets.

     (b) The consent of a party to any assignment by the other party shall not
         (i) relieve that party of any of its obligations under this Agreement; or (ii) constitute the other party's consent to further assignment.

SECTION 23.6 GOVERNING LAW, ATTORNMENT This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 23.7 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement.

SECTION 23.8 INDEPENDENT CONTRACTOR. Except as expressly provided herein, nothing herein contained shall be construed as constituting a partnership or joint venture between NDPS and/or GPI Canada and the Bank and each party specifically disclaims any liability for the conduct, performance of services or failure to act of the other party. Except as specifically described in this Agreement, each party intends that it shall be considered an independent contractor of the other for the services performed by it under this Agreement.

SECTION 23.9 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In such an event the parties shall use good faith efforts to re-negotiate any such provision in an effort to retain the spirit and intent of the original provision.

SECTION 23.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 23.11 CONFIDENTIALITY. During the term of this Agreement and for a period of five (5) years thereafter, the Bank, its Affiliates, and their employees, agents and representatives shall treat the NDPS Data as confidential and will not use or disclose such information to third parties except as required by Law, as needed in connection with any lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters, and except to the extent that such information (other than information relating to the Merchant Business or the Assets Sold as defined in the Asset Purchase Agreement) was otherwise known to the Bank prior to disclosure by NDPS and/or GPI Canada or already in the public domain (or subsequently entering the public domain other than as a result of the breach of the Bank's obligations under this Section). During the term of this Agreement and for a period of five (5) years thereafter, NDPS, its Affiliates, and their employees, agents and representatives shall treat the Bank Data as confidential and will not disclose such information to third parties except as required by Law, as needed in connection with any lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters, and except to the extent that such information was otherwise known to NDPS and/or GPI Canada prior to disclosure by the Bank or already in the public domain (or subsequently entering the public domain other than as a result of the breach of NDPS' and/or GPI Canada's obligations under this Section).

SECTION 23.12 JOINT ANNOUNCEMENT; CONFIDENTIALITY. The Bank and NDPS agree not to publicly disclose the transactions contemplated by this Agreement, provided, however, that promptly after the date hereof, after prior consultation with each other as to the substance and form of the public disclosure, the Bank and NDPS and/or GPI Canada shall make individual announcements or a joint announcement concerning the execution of this Agreement. Any subsequent press releases or public announcements regarding this Agreement and the processing relationship created thereby shall be approved by both parties prior to such public disclosure or announcement.

SECTION 23.13 WAIVER OF JURY TRIAL. The Bank and NDPS and/or GPI Canada agree that any suit, action, or proceedings, brought or instituted by either party hereto which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BANK AND NDPS HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The Bank and NDPS and/or GPI Canada acknowledge and agree that this provision is a specific and material aspect of this Agreement between the parties and that neither party would enter into this Agreement if this provision were not part thereof.

SECTION 23.14 TIME OF ESSENCE. Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                            CANADIAN IMPERIAL BANK OF COMMERCE


                              By: /s/ Christine Croucher
                                 ---------------------------------------
                                     Name: Christine Croucher
                                     Title:


                              By: /s/ David A. Caldwell
                                 ---------------------------------------
                                     Name: David A. Caldwell
                                     Title:


                            NATIONAL DATA PAYMENT SYSTEMS, INC., ON ITS OWN BEHALF AND AS GUARANTOR OF THE OBLIGATIONS OF GLOBAL CANADA


                              By: /s/ Suellyn P. Tornay
                                 ---------------------------------------
                                    Name:  Suellyn P. Tornay
                                    Title: General Counsel


                            GLOBAL PAYMENTS CANADA INC.


                              By: /s/ Suellyn P. Tornay
                                 ---------------------------------------
                                     Name: Suellyn P. Tornay
                                     Title: General Counsel

The obligations of National Data Payment Systems, Inc. and Global Payments Canada Inc. hereunder are hereby guaranteed by GLOBAL PAYMENTS INC.


                              GLOBAL PAYMENTS INC.


                              By: /s/ Suellyn P. Tornay
                                 ---------------------------------------
                                     Name: Suellyn P. Tornay
                                     Title: General Counsel

                                  SCHEDULE 2.5

                             NEW MERCHANT AGREEMENTS



                  To be mutually agreed upon by the parties.

                                  SCHEDULE 2.7

                                  KEY ACCOUNTS



                  To be mutually agreed upon by the parties.

                                   SCHEDULE 3

                                 SERVICE LEVELS



                  To be mutually agreed upon by the parties.

                                  SCHEDULE 7.2

              CHARGEBACKS AND CREDIT LOSSES ON CERTAIN ACCOUNTS



                  To be mutually agreed upon by the parties.

                                SCHEDULE 10.3(A)

                      NDPS SECURITY POLICIES AND PROCEDURES



                  To be mutually agreed upon by the parties.

                               SCHEDULE 10.3(B)

                      BANK SECURITY POLICIES AND PROCEDURES



                  To be mutually agreed upon by the parties.

                                SCHEDULE 11.6

                      BANK PRIVACY POLICIES AND PROCEDURES



                  To be mutually agreed upon by the parties.

                                 SCHEDULE 15

                   INITIAL CLIENT RELATIONS REPRESENTATIVE



                  To be mutually agreed upon by the parties.

SECTION 1.  DEFINITIONS AND INTREPRETATION...................................1

SECTION 1.1 Certain Defined Terms............................................1

SECTION 1.2 Headings and Table of Contents...................................9

SECTION 1.3 Number and Gender................................................9

SECTION 1.4 Performance on Business Days.....................................9

SECTION 1.5 References......................................................10

SECTION 1.6 Section and Schedule References.................................10

SECTION 1.7 Parties.........................................................10

SECTION 2.  MERCHANT AGREEMENTS.............................................10

SECTION 2.1 Assigned Merchant Agreements....................................10

SECTION 2.2 Further Assignment of Rights Under Merchant Agreements
            During the Term.................................................11

SECTION 2.3 Further Assignment of Rights Under Assigned Merchant
            Agreements Upon the Expiry of the Term..........................12

SECTION 2.4 Termination, Modification of Assigned Merchant Agreements.......12

SECTION 2.5 New Three Party Merchant Agreements.............................12

SECTION 2.6 Power of Attorney...............................................14

SECTION 2.7 Key Accounts....................................................14

SECTION 3.  SERVICES........................................................15

SECTION 3.1 NDPS Services...................................................15

SECTION 3.2 Bank Services...................................................15

SECTION 3.3 Licences and Permits............................................15

SECTION 4.  DEPOSIT AND SETTLEMENT PROCEDURES...............................15

SECTION 4.1 Acceptance, Delivery, and Settlement of Credit Card
            Transaction Records.............................................15

SECTION 4.2 Acceptance, Delivery, and Settlement of  Debit Card
            Transaction Records.............................................18

SECTION 4.3 Acceptance, Delivery and Settlement of Merchant's Edge Card
            Transactions....................................................19

SECTION 4.4 Amendments......................................................19

section 5.  PAYMENTS AND ACCOUNTS; CLEARING ARRANGEMENTS....................19

SECTION 5.1 General.........................................................19

SECTION 5.2 Withdrawal of Account Fees from Merchant Depository Accounts....20

SECTION 5.3 Settlement Accounts.............................................20

SECTION 6.  EXCLUSIVITY AND MARKETING.......................................20

SECTION 6.1 Referral of Potential Merchants.................................20

SECTION 6.2 Merchant Depository Accounts....................................21

SECTION 6.3 New Products and Services.......................................21

SECTION 7.  CHARGE-BACKS, CREDIT LOSSES AND RISK MANAGEMENT.................21

SECTION 7.1 Chargebacks and Credit Losses...................................21

SECTION 7.2 Payment for Chargebacks and Credit Losses.......................22

SECTION 7.3 Foreign Interchange.............................................23

SECTION 8.  MEMBERSHIP IN CREDIT CARD ASSOCIATIONS AND NETWORK
            ORGANIZATIONS...................................................24

SECTION 8.1 VISA and Interac Membership by Bank.............................24

SECTION 8.2 Compliance with VISA and Interac Requirements by NDPS...........24

SECTION 8.3 Processing and Clearing Arrangements............................24

SECTION 8.4 Sponsorship.....................................................28

SECTION 9.  SERVICE LEVELS AND AMENDMENTS...................................28

SECTION 9.1 Complaints......................................................28

SECTION 9.2 Changes in Law. etc.............................................28

SECTION 9.3 Problem Notification............................................28

SECTION 9.4 Root-Cause Analysis and Resolution..............................29

SECTION 10. SERVICE LOCATIONS AND SECURITY..................................29

SECTION 10.1  Rights of Access to NDPS Service Locations....................29

SECTION 10.2  NDPS Service Locations........................................29

SECTION 10.3  Security Procedures...........................................29

SECTION 10.4  Unauthorized Access or Copying................................29

SECTION 10.5  Data Security.................................................30

SECTION 10.6  Rights of Access to Bank Service Locations....................30

SECTION 10.7  Unauthorized Access or Copying................................31

SECTION 10.8  Co-operation with Special Investigations......................31

SECTION 11. REPORTS AND DATA................................................31

SECTION 11.1  NDPS Reports..................................................31

SECTION 11.2  Bank Reports..................................................32

SECTION 11.3  Ownership of the Bank Data....................................32

SECTION 11.4  Access to the Bank Data.......................................32

SECTION 11.5  Return of Bank Data...........................................32

SECTION 11.6  Privacy.......................................................33

SECTION 11.7  Ownership of NDPS Data........................................33

SECTION 11.8  Access to NDPS Data...........................................33

SECTION 11.9  Return of NDPS Data...........................................33

SECTION 11.10 Data Mining...................................................34

SECTION 12. BUSINESS RECOVERY...............................................34

SECTION 12.1  Business Recovery Plan........................................34

SECTION 12.2  Force Majeure.................................................34

section 13. AUDITS, REGULATORY EXAMINATIONS AND COMPLIANCE..................35

SECTION 13.1  Audits and Inspections........................................35

SECTION 14. TERM AND TERMINATION OF AGREEMENT...............................35

SECTION 14.1  Term of Agreement.............................................35

SECTION 14.2  Bank's Default................................................36

SECTION 14.3  NDPS' and/or GPI Canada's Default.............................36

SECTION 14.4  Termination Period............................................37

SECTION 14.5  Termination of Use of Bank Marks..............................37

SECTION 15. DESIGNATION OF RESPONSIBLE PERSONNEL............................37

SECTION 15.1  Client Relations Representative...............................37

SECTION 16. Change of control/assignment....................................38

SECTION 16.1  Change of Control/Assignment..................................38

SECTION 17. MARKETING.......................................................38

SECTION 17.1  Annual Marketing Plan.........................................38

SECTION 18. CREDIT POLICY...................................................38

SECTION 18.1  Approval of Merchant Qualification Criteria...................38

SECTION 19. TERMINALS.......................................................38

SECTION 19.1  Inventory Levels..............................................38

SECTION 20. INDEMNIFICATION/LIMITATION OF LIABILITY AND PROCEDURES FOR
            CLAIMS..........................................................39

SECTION 20.1  Indemnification...............................................39

SECTION 20.2  Limitation of Liability.......................................40

SECTION 20.3  Recovery......................................................42

SECTION 20.4  Notice of Default.............................................42

SECTION 20.5  Notice of Litigation..........................................42

SECTION 21. REMEDIES........................................................42

SECTION 21.1  Remedies of the Bank..........................................42

SECTION 21.2  Remedies of NDPS and/or GPI Canada............................43

SECTION 21.3  Non-Exclusive Remedies........................................43

SECTION 21.4  Equitable Remedies............................................43

SECTION 22. DISPUTE RESOLUTION..............................................44

SECTION 22.1  Initial Dispute Resolution....................................44

SECTION 22.2  Resolution by Committee.......................................44

SECTION 22.3  Resolution by Joint Director Committee........................44

SECTION 22.4  Arbitration...................................................44

SECTION 22.5  Arbitration Process...........................................44

SECTION 23. MISCELLANEOUS...................................................47

SECTION 23.1  Amendments, Etc...............................................47

SECTION 23.2  Notices.......................................................47

SECTION 23.3  No Waiver; Remedies...........................................48

SECTION 23.4  Third-Party Beneficiaries.....................................48

SECTION 23.5  Assignment....................................................48

SECTION 23.6  Governing Law, Attornment.....................................49

SECTION 23.7  Entire Agreement..............................................49

SECTION 23.8  Independent Contractor........................................49

SECTION 23.9  Severability..................................................49

SECTION 23.10 Execution in Counterparts.....................................49

SECTION 23.11 Confidentiality...............................................49

SECTION 23.12 Joint Announcement; Confidentiality...........................50

SECTION 23.13 Waiver of Jury Trial..........................................50

SECTION 23.14 Time of Essence...............................................51